Filed pursuant to Rule 424(b)(3)
Registration Statements No. 333-267338,
No. 333-219739 &
No. 333-214355

Prospectus supplement (to Prospectuses dated September 8, 2022, September 15, 2017 and April 11, 2017)

Permian Resources Corporation

27,500,000 Shares

Class A common stock

Offered by the Selling Stockholders

This prospectus supplement relates to the offer and sale by the selling stockholders named herein (the “Selling Stockholders”) of up to an aggregate 27,500,000 shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”), of Permian Resources Corporation (formerly known as Centennial Resource Development, Inc.) (the “Company,” “we,” “us” or “our”). We will not receive any proceeds from the sale of our Class A common stock by the Selling Stockholders, including any shares that the Selling Stockholders may sell pursuant to the underwriters’ option to purchase on a pro rata basis additional shares of Class A common stock.

A portion of the shares of Class A common stock being offered hereby are shares of our Class A common stock issuable upon the redemption of common units representing limited liability company interests (the “OpCo Units”) in Permian Resources Operating, LLC, a Delaware limited liability company and a subsidiary of the Company (“OpCo”), together with the cancellation of a corresponding number of shares of our Class C common stock, par value $0.0001 per share (the “Class C common stock” and, together with the Class A common stock, the “common stock”).

In connection with this offering, OpCo has agreed to purchase from NGP XI US Holdings, L.P., NGP Pearl Holdings II, L.L.C. and Luxe Energy, LLC (collectively, the “NGP Stockholders”) an aggregate 2,750,000 OpCo Units, at a price per OpCo Unit equal to the price per share to be received by the Selling Stockholders in this offering and to cancel a corresponding number of shares of Class C common stock held by the NGP Stockholders (the “Concurrent OpCo Unit Purchase”). The total amount paid by OpCo to the NGP Stockholders will be approximately $29.4 million. This offering is not conditioned upon the completion of the Concurrent OpCo Unit Purchase, but the Concurrent OpCo Unit Purchase is conditioned upon the completion of this offering.

Our Class A common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “PR.” On March 6, 2023, the last reported sale price of our Class A common stock on the NYSE was $11.76 per share.

Investing in our Class A common stock involves risks. See “Risk Factors” beginning on page S-13 of this prospectus supplement, page 2 of the accompanying base prospectus dated September 8, 2022, page 5 of the accompanying base prospectus dated September 15, 2017, page 5 of the accompanying base prospectus dated April 11, 2017 and page 26 of our Annual Report on Form 10-K for the year ended December 31, 2022 to read about factors you should consider before buying shares of our Class A common stock.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectuses. Any representation to the contrary is a criminal offense.

	Per Share	Total

Price to Public	$11.00	$302,500,000

Underwriting Discounts and Commissions(1)	$.3025	$8,318,750

Proceeds to the Selling Stockholders, Before Expenses	$10.6975	$294,181,250

(1)	See “Underwriting” for additional information regarding underwriting compensation.

The underwriters may also purchase on a pro rata basis up to an additional aggregate 4,125,000 shares of Class A common stock from the Selling Stockholders at the public offering price, less the underwriting discounts and commissions, within 30 days from the date of this prospectus supplement.

The underwriters expect to deliver the shares of Class A common stock on or about March 10, 2023.

Active Book-Running Managers

J.P. Morgan	Citigroup

Truist Securities	Wells Fargo Securities

Co-Managers

Fifth Third Securities	Mizuho Securities	Pickering Energy Partners	Piper Sandler

PNC Capital Markets LLC	RBC Capital Markets	Stifel	TPH&Co.

Prospectus supplement dated March 7, 2023.

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S-ii

About this prospectus supplement

This document is in four parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying base prospectuses and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectuses. The second, third and fourth parts are the accompanying base prospectuses, dated September 8, 2022, September 15, 2017 and April 11, 2017, respectively, which, among other things, give more general information, some of which may not apply to this offering. To the extent that any information contained in this prospectus supplement differs or varies from the information contained in the accompanying base prospectuses, the information in this prospectus supplement controls. Before you invest in our Class A common stock, you should carefully read this prospectus supplement, along with the accompanying base prospectuses, in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information; Incorporation by Reference” in this prospectus supplement and the accompanying base prospectus, dated September 8, 2022 and under the heading “Where You Can Find More Information” in each of the accompanying base prospectuses, dated September 15, 2017 and April 11, 2017, respectively.

You should rely only on the information included or incorporated by reference in this prospectus supplement, the accompanying base prospectuses or any “free writing prospectus” we may authorize to be delivered to you. Neither we, the underwriters, the Selling Stockholders nor any of our or their representatives have authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying base prospectuses or any “free writing prospectus.” If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy our Class A common stock in any jurisdiction where such offer or any sale would be unlawful. You should not assume that the information contained in this prospectus supplement, the accompanying base prospectuses or any “free writing prospectus” is accurate as of any date other than the dates shown in these documents or any information that we have incorporated by reference is accurate as of any date other than the date of such information. Our business, financial condition, results of operations and prospects may have changed since such dates. If any statement in one of those documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in this prospectus supplement or the accompanying base prospectuses, the statement in the document having a later date modifies or supersedes the earlier statement.

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Cautionary note regarding forward-looking statements

The information in this prospectus supplement, the accompanying base prospectuses and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included or incorporated by reference herein regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus supplement, the accompanying base prospectuses or the documents incorporated by reference herein, the words “could,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “goal,” “plan,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described in “Risk Factors” or incorporated by reference in this prospectus supplement and the accompanying base prospectuses. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. Our results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, among others:

•

volatility of oil, natural gas and natural gas liquids (“NGLs”) prices or a prolonged period of low oil, natural gas or NGL prices and the effects of actions by, or disputes among or between, members of the Organization of Petroleum Exporting Countries, such as Saudi Arabia, and other oil and natural gas producing countries, such as Russia, with respect to production levels or other matters related to the price of oil;

•	political and economic conditions in or affecting other producing regions or countries, including the Middle East, Russia, Eastern Europe, Africa and South America;

•

the effects of excess supply of oil and natural gas resulting from the reduced demand caused by the Coronavirus Disease 2019 (“COVID-19”) pandemic and the actions by certain oil and natural gas producing countries;

•	our business strategy and future drilling plans;

•	our reserves and our ability to replace the reserves we produce through drilling and property acquisitions;

•	our drilling prospects, inventories, projects and programs;

•	our financial strategy, return of capital program, leverage, liquidity and capital required for our development program;

•	our realized oil, natural gas and NGL prices;

•	the timing and amount of our future production of oil, natural gas and NGLs;

•	our ability to identify, complete and effectively integrate acquisitions of properties or businesses;

•	our ability to realize the anticipated benefits and synergies from the Merger (as defined below) and effectively integrate the assets of Colgate (as defined below);

•	our hedging strategy and results;

•	our competition and government regulations;

•	our ability to obtain permits and governmental approvals;

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•	our pending legal or environmental matters;

•	the marketing and transportation of our oil, natural gas and NGLs;

•	our leasehold or business acquisitions;

•	cost of developing or operating our properties;

•	our anticipated rate of return;

•	general economic conditions;

•	weather conditions in the areas where we operate;

•	credit markets;

•	our ability to make dividends and share repurchases;

•	uncertainty regarding our future operating results; and

•	our plans, objectives, expectations and intentions contained in this prospectus supplement and the accompanying base prospectuses that are not historical.

We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the development, production, gathering and sale of oil and natural gas. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes (including those relating to climate change and greenhouse gas emissions), the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures and the other risks described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, incorporated herein by reference.

Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered.

Should one or more of the risks or uncertainties described in this prospectus supplement or the accompanying base prospectuses occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

All forward-looking statements, expressed or implied, included in this prospectus supplement and the accompanying base prospectuses are expressly qualified in their entirety by this cautionary note. This cautionary note should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus supplement.

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Summary

This summary highlights information included elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying base prospectuses. The following summary should be read in conjunction with, and is qualified in its entirety by, the more detailed information and financial statements (including the accompanying notes) appearing elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying base prospectuses. This summary does not contain all of the information that you should consider before investing in our Class A common stock. The information presented in this prospectus supplement assumes, unless otherwise indicated, that the underwriters’ option to purchase additional shares of Class A common stock is not exercised.

The SEC reserve estimates as of December 31, 2022 presented in, and incorporated by reference into, this prospectus supplement and the accompanying base prospectuses are based on a report prepared by Netherland, Sewell & Associates, Inc. (“NSAI”), our independent reserve engineer, which we refer to as our “reserve report.”

Overview

We are an independent oil and natural gas company focused on driving sustainable returns through the responsible acquisition, optimization and development of crude oil and associated liquids-rich natural gas reserves. Our principal business objective is to deliver leading shareholder returns by leveraging our high-quality asset base and technical expertise to sustainably and responsibly develop our oil and natural gas resources to meet the world’s need for affordable, abundant energy. We intend to drive disciplined production growth through optimized development of our assets with the overall objective of improving our rates of return, generating sustainable free cash flow, maintaining a strong and flexible balance sheet and maximizing returns to our shareholders. We also look for opportunities to add to our portfolio of high-return, long-life inventory through accretive acquisitions that meet our strategic and financial objectives.

Our assets are concentrated in the core of the Delaware Basin and consist of large, contiguous acreage blocks in West Texas and New Mexico. As of December 31, 2022, we have approximately 176,380 net leasehold acres, 96% of which we operate, and approximately 40,000 net royalty acres. Approximately 69% of our total acreage is located in Texas, primarily in Reeves and Ward Counties, and the remaining 31% is located in Lea and Eddy Counties in New Mexico. As of December 31, 2022, approximately 96% of our net acreage is held by production. The relatively high proportion of our operated acreage that is held by production gives us significant operational control and capital spending flexibility. This allows us to execute an optimal development program with significant control over the timing and allocation of capital expenditures to efficiently develop our high-quality asset base to drive returns to investors.

Colgate Merger

On September 1, 2022, we consummated the merger (the “Merger”) of OpCo with and into Colgate Energy Partners III, LLC, a Delaware limited liability company (“Colgate”), with OpCo continuing as the surviving entity in the Merger and a subsidiary of the Company, pursuant to that certain Business Combination Agreement, dated as of May 19, 2022 (the “Business Combination Agreement”). In connection with the completion of the Merger, the previous holder of all of the membership interests in Colgate (the “Colgate Unitholder”) received 269,300,000 shares of Class C Common Stock, 269,300,000 OpCo Units and $525 million in cash consideration in exchange for such membership interests. Immediately following the Merger, OpCo changed its name to Permian Resources Operating, LLC, and we changed our name to Permian Resources Corporation. In the aggregate, the merger consideration represented 100% of the outstanding shares of our Class C common stock and approximately 48% of the total outstanding shares of our common stock taken together, and approximately 48% of the outstanding OpCo Units at such time. Following the closing of the Merger, the Colgate

Unitholder distributed the merger consideration to its equity holders, including an aggregate 119,449,301 OpCo Units and 119,449,301 shares of Class C common stock distributed to the NGP Stockholders (as defined below).

As a result of the Merger, we acquired approximately 105,000 net leasehold acres and 25,000 net royalty acres located primarily in Reeves and Ward Counties in Texas and Eddy County in New Mexico. We believe that the Merger provides a significant increase to our operational and financial scale, drives accretion across our key financial and operating metrics, and enhances our shareholder returns.

Organizational structure

The following diagram illustrates the Company’s current simplified ownership structure, as of February 17, 2023, and after giving effect to this offering and the Concurrent OpCo Unit Purchase, assuming that the underwriters do not exercise their option to purchase additional shares:

(1)	A portion of the shares of Class A common stock to be sold by the Selling Stockholders represent shares of Class A common stock to be issued upon redemption of a corresponding number of OpCo Units and a corresponding number of shares of Class C common stock immediately prior to the closing of this offering. See “Selling Stockholders.”

Recent developments

Midstream asset divestiture

On January 17, 2023, we entered into a definitive agreement to divest a portion of our saltwater disposal wells and associated produced water infrastructure in Reeves County, Texas for total consideration of $125 million.

The full consideration will be received at closing with $60 million subject to repayment if certain thresholds tied to the Company’s future drilling activities in the service area over the next several years are not met. We expect to retain the full consideration based on our current development plan. The transaction is expected to close in March 2023, subject to customary closing terms and conditions.

Bolt-on acquisition

On February 16, 2023, we completed the acquisition of approximately 4,000 net leasehold acres and 3,300 net royalty acres for an unadjusted purchase price of $98 million. The acquired assets consist largely of undeveloped acreage and are contiguous to one of our existing core acreage blocks in Lea County, New Mexico.

Dividend announcement

On February 22, 2023, we announced that our board of directors declared a quarterly cash dividend of $0.05 per share of Class A common stock and a quarterly cash distribution of $0.05 per OpCo Unit. The dividend is payable on March 15, 2023 to shareholders of record as of March 7, 2023.

Concurrent OpCo Unit Purchase

In connection with this offering, OpCo has agreed to purchase from the NGP Stockholders an aggregate 2,750,000 OpCo Units, at a price per OpCo Unit equal to the price per share to be received by the Selling Stockholders in this offering and to cancel a corresponding number of shares of Class C common stock held by the NGP Stockholders. The total amount paid by OpCo to the NGP Stockholders will be approximately $29.4 million. This offering is not conditioned upon the completion of the Concurrent OpCo Unit Purchase, but the Concurrent OpCo Unit Purchase is conditioned upon the completion of this offering.

We intend to fund the Concurrent OpCo Unit Purchase with cash on hand.

2023 operational guidance

Our estimated fiscal year 2023 total capital budget is approximately $1.25 billion to $1.45 billion. We expect to produce approximately 162 MBoe/d during the fiscal year ending 2023, with 85 MBo/d of crude oil production. We expect to turn-in-line approximately 150 gross wells with an average completed lateral length of 9,300 feet, average working interest of approximately 85% and 8/8ths net revenue interest of approximately 78%. Due to recent efficiency gains, we also expect to further reduce our operated rig program from seven currently to six during the second quarter of 2023.

Principal executive offices

Our principal executive offices are located at 300 N. Marienfeld St., Suite 1000, Midland, TX 79701, and our telephone number is (432) 695-4222. Our website is www.permianres.com. Our periodic reports and other information filed with or furnished to the SEC are available free of charge through our website as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Except for information specifically incorporated by reference into this prospectus supplement or the accompanying base prospectuses that may be accessed from our website, the information on, or otherwise accessible through, our website or any other website does not constitute a part of this prospectus supplement or the accompanying base prospectuses.

The offering

Selling Stockholders	NGP XI US Holdings, L.P., NGP Pearl Holdings II, L.L.C., Luxe Energy, LLC, Silver Run Sponsor, LLC, Riverstone VI Centennial QB Holdings, L.P., REL US Centennial Holdings, LLC, Riverstone Non-ECI USRPI AIV, L.P. and David Leuschen.

Class A common stock offered by the Selling Stockholders	27,500,000 shares. A portion of these shares represent shares of Class A common stock to be issued to the NGP Stockholders upon redemption of a corresponding number of OpCo Units and a corresponding number of shares of Class C common stock immediately prior to the closing of this offering. See “Selling Stockholders.”

Option to purchase additional shares of Class A common stock	The Selling Stockholders have granted the underwriters a 30-day option to purchase on a pro rata basis up to an additional 4,125,000 shares of our Class A common stock at the public offering price, less the underwriting discounts and commissions. A portion of these shares represent shares of Class A common stock to be issued to the NGP Stockholders upon redemption of an equivalent number of OpCo Units and a corresponding number of shares of Class C common stock immediately prior to the closing of this offering. See “Selling Stockholders.”

Class A common stock outstanding immediately after this offering	304,561,498 shares (or 306,968,090 shares if the underwriters exercise their option to purchase additional shares in full).

Class C common stock outstanding immediately after this offering and the Concurrent OpCo Unit Purchase	251,651,662 shares (or 249,245,070 shares if the underwriters exercise their option to purchase additional shares in full). Shares of our Class C common stock are non-economic. In connection with any redemption of OpCo Units pursuant to the Redemption Right (as defined below), the corresponding number of shares of Class C common stock will be cancelled.

Use of proceeds	We will not receive any of the proceeds from the sale of shares of our Class A common stock by the Selling Stockholders in this offering (including any sales pursuant to the underwriters’ option to purchase additional shares from the Selling Stockholders).

Dividend Policy

On February 22, 2023, we announced that our board of directors declared a quarterly cash dividend of $0.05 per share of Class A common stock and a quarterly cash distribution of $0.05 per OpCo Unit. The dividend is payable on March 15, 2023 to shareholders of record as of March 7, 2023. Future dividend payments will depend on our level of earnings, financial requirements and other factors and will be subject to approval by our board of directors, applicable law and the terms of our existing debt documents.

NYSE symbol	“PR.”

Risk factors	Investing in our Class A common stock involves risks. See “Risk Factors” beginning on page S-13 of this prospectus supplement, page 2 of the accompanying base prospectus dated September 8, 2022, page 5 of the accompanying base prospectus dated September 15, 2017, page 6 of the accompanying base prospectus dated April 11, 2017 and page 26 of our Annual Report on Form 10-K for the year ended December 31, 2022 for a discussion of certain risks you should consider before investing in our Class A common stock.

Voting rights	The holders of our common stock are entitled to elect directors but will not have cumulative voting rights in the election of directors. Holders of our common stock will otherwise be entitled to one vote per share held of record on all matters to be voted upon by the stockholders. Holders of our Class A common stock and Class C common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law. See the section titled “Description of Common Stock.”

The number of shares of our Class A common stock and Class C common stock to be outstanding after this offering and the Concurrent OpCo Unit Purchase is based on the number of shares of our Class A common stock and Class C common stock, respectively, outstanding as of February 17, 2023.

Summary historical and pro forma financial data

The following table shows summary historical and pro forma financial data for the periods and as of the dates indicated.

The summary historical financial data as of December 31, 2022 and 2021 and for the years ended December 31, 2022, 2021 and 2020 were derived from the audited consolidated financial statements incorporated by reference herein. The summary pro forma financial data for the year ended December 31, 2022 were derived from the unaudited pro forma combined and consolidated financial statements, which are incorporated by reference herein. The unaudited pro forma combined statement of operations for the year ended December 31, 2022 gives effect to the Merger as if it had been consummated on January 1, 2021. The pro forma financial data has been prepared from the respective historical consolidated financial data of Permian Resources Corporation and Colgate and has been adjusted to reflect the Merger. The Merger has been accounted for as a business combination using the acquisition method of accounting, with Permian Resources Corporation being identified as the accounting acquirer. The pro forma financial data has been prepared to reflect transaction accounting adjustments to Permian Resources Corporation’s historical financial information that management believes are factually supportable and that are expected to have a continuing impact on results of operations, with the exception of certain nonrecurring items incurred in connection with the Merger. The pro forma financial data included or incorporated by reference in this prospectus supplement is presented to reflect the Merger for illustrative purposes only. If the Merger had occurred in the past, the operating results might have been materially different from those presented in the pro forma financial data. The pro forma financial data should not be relied upon as an indication of operating results that would have been achieved if the Merger contemplated herein had taken place on the specified date. For additional information regarding the pro forma data included or incorporated by reference herein, see our pro forma statement of operations, together with the related notes thereto, as filed on February 24, 2023 as Exhibit 99.4 to our Annual Report on Form 10-K, as incorporated by reference herein.

Neither the historical nor pro forma results are necessarily indicative of our future operating results. The summary financial data presented below are qualified in their entirety by reference to, and should be read in conjunction with, the historical and pro forma financial statements and related notes incorporated by reference herein.

	Historical			Pro forma
	Year ended December 31,
(in thousands)	2022	2021	2020	2022

Statement of operations data:

Operating revenues
Oil and gas sales	$2,131,265	$1,029,892	$580,456	$3,233,675

Operating expenses
Lease operating expenses	171,867	106,419	109,282	271,732
Severance and ad valorem taxes	155,724	67,140	39,417	235,847
Gathering, processing and transportation expenses	97,915	85,896	71,309	109,754
Depreciation, depletion and amortization	444,678	289,122	358,554	598,510
General and administrative expenses	159,554	110,454	72,867	209,033
Merger and integration expense	77,424	—	—	—
Impairment and abandonment expense	3,875	32,511	691,190	3,875
Exploration and other expenses	11,378	7,883	18,355	15,110

Total operating expenses	1,122,415	699,425	1,360,974	1,443,861

Income (loss) from operations	1,007,536	370,618	(780,120)	1,788,500

Other income (expense)
Interest expense	(95,645)	(61,288)	(69,192)	(181,348)
Gain (loss) on extinguishment of debt	—	(22,156)	143,443	—
Net gain (loss) on derivative instruments	(42,368)	(148,825)	(64,535)	(428,426)
Other income (expense)	609	395	81	619

Total other income (expense)	(137,404)	(231,874)	9,797	(609,155)

Income (loss) before income taxes	870,132	138,744	(770,323)	1,179,345
Income tax benefit (expense)	(120,292)	(569)	85,124	(120,407)

Net income (loss)	749,840	138,175	(685,199)	1,058,938

Less: net (income) loss attributable to noncontrolling interest	(234,803)	—	2,362	(569,342)
Net income (loss) attributable to Class A common stock	$515,037	$138,175	$(682,837)	$489,596

Balance sheet data (at period end):
Cash and cash equivalents	$59,545	$9,380
Total property and equipment, net	7,889,399	3,685,820
Total assets	8,492,592	3,804,594
Long-term debt, net	2,140,798	825,565
Total liabilities	2,836,296	1,053,874
Noncontrolling interest	2,720,548	—
Total equity	5,656,296	2,750,720

	Historical			Pro forma
	Year ended December 31,
(in thousands)	2022	2021	2020	2022

Net cash provided by (used in):
Operating activities	$1,371,671	$525,619	$171,376
Investing activities	(1,205,049)	(226,476)	(326,323)
Financing activities	(106,625)	(297,547)	147,743

Non-GAAP financial measures(1):
Adjusted EBITDAX	$1,516,294	$584,573	$267,998
Free Cash Flow	$569,917	$206,671	$(64,230)
Adjusted Free Cash Flow	$647,341	$206,671	$(64,230)

(1)	See “—Non-GAAP financial measures” for definitions of Adjusted EBITDAX, Free cash flow and Adjusted free cash flow and reconciliations to the nearest comparable U.S. generally accepted accounting principles (“GAAP”) metric.

Non-GAAP financial measures

Adjusted EBITDAX

Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by our management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. We define Adjusted EBITDAX as net income attributable to Class A common stock before net income/loss attributable to noncontrolling interest, interest expense, income taxes, depreciation, depletion and amortization, impairment and abandonment expense, gain/loss on extinguishment of debt, non-cash gains or losses on derivatives, stock-based compensation (not cash-settled), exploration and other expenses, workforce reduction severance payments, transaction costs, merger and integration expense, gain/loss from the sale of long-lived assets, proceeds from terminated sale of assets and non-recurring items. Adjusted EBITDAX is not a measure of net income, or any other performance metric, as determined by GAAP.

Our management believes Adjusted EBITDAX is useful as it allows them to more effectively evaluate our operating performance and compare the results of our operations from period to period and against our peers, without regard to our financing methods or capital structure. We exclude the items listed above from net income in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. Our presentation of Adjusted EBITDAX should not be construed as an inference that our results will be unaffected by unusual or nonrecurring items. Our computations of Adjusted EBITDAX may not be comparable to other similarly titled measures of other companies.

Free cash flow and adjusted free cash flow

Free cash flow and Adjusted free cash flow are supplemental non-GAAP financial measures that are used by management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. We define Free cash flow as net cash provided by operating activities before changes in working capital, less incurred capital expenditures and Adjusted free cash flow as Free cash flow before non-recurring merger and integration expense.

Our management believes Free cash flow and Adjusted free cash flow are useful indicators of the Company’s ability to internally fund its exploration and development activities and to service or incur additional debt, without regard to the timing of settlement of either operating assets and liabilities or accounts payable related to capital expenditures. The Company believes that these measures, as so adjusted, present meaningful indicators of the Company’s actual sources and uses of capital associated with its operations conducted during the applicable period. Our computations of Free cash flow and Adjusted free cash flow may not be comparable to other similarly titled measures of other companies. Free cash flow and Adjusted free cash flow should be not considered as alternatives to, or more meaningful than, net cash provided by operating activities as determined in accordance with GAAP or as indicators of our operating performance or liquidity.

Adjusted EBITDAX, Free cash flow and Adjusted free cash flow are not financial measures that are determined in accordance with GAAP and should be read in conjunction with the information contained in our consolidated financial statements prepared in accordance with GAAP.

The following table presents a reconciliation of Adjusted EBITDAX to net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, and Free cash flow and Adjusted free cash flow to net cash provided by operating activities, the most directly comparable financial measure calculated and presented in accordance with GAAP.

	Historical
	Year ended December 31,
(in thousands)	2022	2021	2020
Net income (loss) attributable to Class A common stock	$515,037	$138,175	$(682,837)
Net income (loss) attributable to noncontrolling interest	234,803	—	(2,362)
Interest expense	95,645	61,288	69,192
Income tax expense (benefit)	120,292	569	(85,124)
Depreciation, depletion and amortization	444,678	289,122	358,554
Impairment and abandonment expense	3,875	32,511	691,190
(Gain) loss on extinguishment of debt		22,156	(143,443)
Non-cash derivative (gain) loss	(77,737)	16,700	17,884
Stock-based compensation expense(1)	89,585	56,320	23,045
Exploration and other expenses	11,378	7,883	18,355
Workforce reduction severance payments	—	—	3,466
Transaction costs	—	—	476
Merger and integration expense	77,424	—	—
Proceeds from terminated sale of assets	—	(5,983)	—
(Gain) loss on sale of long-lived assets	1,314	(34,168)	(398)

Adjusted EBITDAX (non-GAAP)	$1,516,294	$584,573	$267,998

(1)	Includes stock-based compensation for equity awards and also for cash-based liability awards that have not yet been settled in cash, both of which relate to general and administrative employees only. Stock-based compensation amounts for geographical and geophysical personnel are included within the Exploration and other expenses line item.

	Historical
	Year ended December 31,
(in thousands)	2022	2021	2020
Net cash provided by operating activities	$1,371,671	$525,619	$171,376

Changes in working capital:
Accounts receivable	66,824	21,475	(44,572)
Prepaid and other assets	1,751	(2,907)	3,804
Accounts payable and other liabilities	(90,929)	(16,016)	59,962
Operating cash flow before working capital changes	1,349,317	528,171	190,570
Less: total capital expenditures incurred	(779,400)	(321,500)	(254,800)

Free cash flow (deficit) (non-GAAP)	$569,917	$206,671	$(64,230)

Merger and integration expense	77,424	—	—

Adjusted free cash flow (non-GAAP)	$647,341	$206,671	$(64,230)

Summary historical reserve and operating data

The following tables present, for the periods and as of the dates indicated, summary data with respect to our estimated net proved oil and natural gas reserves and operating data.

The reserve estimates attributable to our properties as of December 31, 2022 presented in the table below are based on a reserve report prepared by NSAI. All of these reserve estimates were prepared in accordance with the SEC’s rules regarding oil and natural gas reserve reporting that are currently in effect. The following tables also contain summary unaudited information regarding production and sales of oil, natural gas and NGLs with respect to such properties.

See the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business—Proved Oil and Gas Reserves” included in our Annual Report on Form 10-K for the year ended December 31, 2022 in evaluating the material presented below.

As of December 31, 2022(1)

Proved developed reserves:
Oil (MBbls)	156,941
Natural gas (MMcf)	652,270
NGLs (MBbls)	74,940

Total proved developed reserves (MBoe)(2)	340,593

Proved undeveloped reserves:
Oil (MBbls)	130,091
Natural gas (MMcf)	381,301
NGLs (MBbls)	47,911

Total proved undeveloped reserves (MBoe)(2)	241,553

Total proved reserves:
Oil (MBbls)	287,032
Natural gas (MMcf)	1,033,571
NGLs (MBbls)	122,851

Total proved reserves (MBoe)(2)	582,146
Proved developed reserves %	59%
Proved undeveloped reserves %	41%

Reserve values (in millions):
Standard measure of discounted future net cash flows	$9,425.6
Discounted future income tax expense	2,289.1

Total proved pre-tax PV 10%(3)	$11,714.7

(1)	Our reserves and pre-tax PV 10% (“Pre-tax PV 10%”) were determined using average first-day-of-the-month prices for the prior 12 months in accordance with SEC guidance. For oil and NGL volumes, the average WTI posted price of $90.15 per barrel as of December 31, 2022, was adjusted for items such as quality, transportation fees and market differentials. For natural gas volumes, the average Henry Hub Index spot price of $6.357 per MMBtu as of December 31, 2022, was similarly adjusted for items such as energy content, transportation fees and market differentials. All prices are held constant throughout the lives of the properties. The average adjusted product prices over the remaining lives of the properties are $91.43 per barrel of oil, $5.01 per Mcf of natural gas and $40.90 per barrel of NGLs as of December 31, 2022.

(2)	Calculated by converting natural gas to oil equivalent barrels at a ratio of six Mcf of natural gas to one barrel of oil equivalent (“Boe”).

(3)	Total proved Pre-tax PV 10% is a supplemental non-GAAP financial measure as defined by the SEC and is derived from the standardized measure of discounted future net cash flows (the “Standardized Measure”), which is the most directly comparable GAAP financial measure. Pre-tax PV 10% is computed on the same basis as the Standardized Measure but without deducting future income taxes. We believe Pre-tax PV 10% is a useful measure for investors when evaluating the relative monetary significance of our oil and natural gas properties. We further believe investors may utilize our Pre-tax PV 10% as a basis for comparison of the relative size and value of our proved reserves to other companies because many factors that are unique to each individual company impact the amount of future income taxes to be paid. However, Pre-tax PV 10% is not a substitute for the Standardized Measure. Our Pre-tax PV 10% and Standardized Measure do not purport to present the fair value of our proved oil, NGL and natural gas reserves.

	Year ended December 31,
	2022	2021	2020

Net production:
Oil (MBbls)	18,235	11,701	13,207
Natural gas (MMcf)	59,692	40,741	41,302
NGLs (MBbls)	6,750	3,752	4,490

Total (MBoe)(1)	34,934	22,243	24,581

Average sales price (excluding effect of hedges):
Oil (per Bbl)	$88.95	$63.50	$36.02
Natural gas (per Mcf)	4.64	3.67	1.13
NGLs (per Bbl)	34.41	36.61	12.91

Total per Boe(1)	61.01	46.30	23.61

Operating costs per Boe:
Lease operating expenses	$4.92	$4.78	$4.45
Severance and ad valorem taxes	4.46	3.02	1.60
Gathering, processing and transportation expenses	2.80	3.86	2.90

(1)	Calculated by converting natural gas to oil equivalent barrels at a ratio of six Mcf of natural gas to one Boe.

Risk factors

The shares of our Class A common stock offered by this prospectus supplement and the accompanying base prospectuses involve a high degree of risk. You should read carefully the risks and uncertainties described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, together with all of the other information included in this prospectus supplement, the accompanying base prospectuses and the documents we incorporate by reference, in evaluating an investment in our Class A common stock. Our business, prospects, financial condition or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our Class A common stock could decline due to any of these risks, and, as a result, you may lose all or part of your investment. Before deciding whether to invest in our Class A common stock, you should also refer to the other information contained in or incorporated by reference into this prospectus supplement and the accompanying base prospectuses, including the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to this Offering and our Class A common stock

The prevailing market price of shares of our Class A common stock may be volatile.

The prevailing market price of shares of our Class A common stock may fluctuate due to a variety of factors, including:

•	general market conditions, including fluctuations in commodity prices and continuing or worsening inflation and related changes in monetary policy;

•	our operating and financial performance;

•	the number of identified drilling locations and our reserves estimates;

•	quarterly variations in the rate of growth of our financial indicators, such as net income per share, net income and revenues, capital expenditures, production, and unit costs;

•	the public reaction to our press releases (including press releases relating to this offering), our other public announcements and our filings with the SEC;

•	strategic actions by our competitors;

•	changes in revenue or earnings estimates, or changes in recommendations or withdrawal of research coverage, by equity research analysts;

•	speculation in the press or investment community;

•	the failure of research analysts to cover our Class A common stock;

•	sales of our Class A common stock by us or other stockholders or the perception that such sales may occur;

•	changes in accounting principles, policies, guidance, interpretations or standards;

•	additions or departures of key management personnel;

•	actions by our stockholders, including the Concurrent OpCo Unit Purchase;

•	domestic and international economic, geopolitical, legal and regulatory factors unrelated to our performance;

•

general economic and political conditions, such as the effects of the COVID-19 pandemic, recessions, interest rates, local and national elections, fuel prices, international currency fluctuations, corruption, political instability and acts of war or terrorism, including the armed conflict in Ukraine; and

•	the realization of any risks described in this “Risk Factors” section or in the “Risk Factors” section in our most recent Annual Report on Form 10-K, incorporated by reference herein.

These market and industry factors may materially reduce the prevailing market price of shares of Class A common stock regardless of our operating performance.

This offering is not conditioned on the closing of the Concurrent OpCo Unit Purchase, so the fully diluted ownership of our common stock may not give effect to the Concurrent OpCo Unit Purchase.

This offering is not conditioned upon the closing of the Concurrent OpCo Unit Purchase. If OpCo does not consummate the Concurrent OpCo Unit Purchase, your relative ownership percentage in us will be less than it would be if OpCo purchased such OpCo Units and we cancel a corresponding number of shares of Class C common stock.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

We are not restricted from issuing additional shares of common stock, including securities that are convertible into or exchangeable for, or that represent a right to receive, common stock. Any issuance of additional shares of our common stock or convertible securities will dilute the ownership interest of our common stockholders. Sales of a substantial number of shares of our common stock or other equity-related securities in the public market, or the perception that these sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock.

As a result of the Merger, we issued 269.3 million shares of our Class C common stock and a corresponding number of OpCo Units, which are redeemable or exchangeable on a one-for-one basis for shares of our Class A common stock at the election of the holder for no additional consideration, to former Colgate stockholders, including the NGP Stockholders and affiliates of Pearl Energy Investments (“Pearl”). These stockholders may decide not to hold the shares of Class C common stock and OpCo Units and these sales (or the perception that these sales may occur) could have the effect of depressing the market price for our common stock.

In addition, pursuant to (i) the 2022 Registration Rights Agreement (as defined below) we entered into with the NGP Stockholders, Pearl and certain other parties at the closing of the Merger and (ii) the 2016 Registration Rights Agreement (as defined below) we previously entered into with the Riverstone Stockholders (as defined below) and certain other parties thereto, at any of such holders’ election, we are generally required, subject to certain limitations, to assist them in a secondary offering and sale of the shares of Class A common stock they hold (or may hold in the future upon the exercise of their Redemption Right, as applicable) in accordance with the applicable Registration Rights Agreement. Any such sales of shares of Class A common stock by such holders, or expectations thereof, could similarly have the effect of depressing the market price for our Class A common stock.

The declaration of dividends and any repurchases of our common stock are each within the discretion of our board of directors based upon a review of relevant considerations, and there is no guarantee that we will pay any dividends on or repurchase shares of our common stock in the future or at levels anticipated by our stockholders.

Dividends, whether fixed or variable, and stock repurchases are authorized and determined by our board of directors in its sole discretion and depend upon a number of factors, including the Company’s financial results, cash requirements and future prospects, restrictions in our debt agreements, as well as such other factors deemed relevant by our board of directors. In September 2022 at the closing of the Merger, we announced an upsized $500 million stock repurchase program, but this repurchase program may be suspended from time to time, modified, extended or discontinued by our board of directors at any time. Similarly, any dividends, whether fixed or variable, we may declare in the future will be determined by our board of directors in its sole discretion. Any elimination of, or downward revision in, our stock repurchase program or dividend policy could have an adverse effect on the market price of our common stock.

Our actual operating results, costs and activities could differ materially from the guidance included in this prospectus supplement.

In the section of this prospectus supplement titled “Summary—2023 Operational Guidance,” we have included certain forecasted operating results, costs and activities, including, without limitation, our future expected production results, capital expenditures and drilling activity. This forward-looking guidance represents our management’s estimates as of the date of this prospectus supplement, is based upon a number of assumptions that are inherently uncertain and is subject to numerous business, economic, competitive, financial and regulatory risks, including the risks described under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated herein by reference. Many of these risks and uncertainties are beyond our control, such as declines in commodity prices and the speculative nature of estimating oil, natural gas and NGLs reserves and in projecting future rates of production. If any of these risks and uncertainties actually occur or the assumptions underlying our guidance are incorrect, our actual operating results, costs and activities may be materially and adversely different from our guidance. In addition, investors should also recognize that the reliability of any guidance diminishes the farther in the future that the data is forecast. In light of the foregoing, investors are urged to put our guidance in context and not to place undue reliance upon it.

Use of proceeds

We will not receive any of the proceeds from the sale of Class A common stock being offered by any of the Selling Stockholders under this prospectus supplement. The Selling Stockholders will receive all of the net proceeds from the sale of these shares, including the net proceeds from the sale of any shares that the Selling Stockholders may sell pursuant to the underwriters’ option to purchase additional shares of Class A common stock. However, pursuant to the (i) Amended and Restated Registration Rights Agreement, dated as of October 11, 2016 (the “2016 Registration Rights Agreement”) and (ii) Registration Rights Agreement, dated as of September 1, 2022 (the “2022 Registration Rights Agreement” and, together with the 2016 Registration Rights Agreement, the “Registration Rights Agreements”), in each case, by and among the Company and the security holders listed on the signature page thereto, we will pay the expenses, other than underwriting discounts and commissions, associated with the sale of Class A common stock by the Selling Stockholders pursuant to this prospectus supplement.

Redemption of OpCo units and Class C common stock

Pursuant to the Sixth Amended and Restated Limited Liability Company Agreement of OpCo (the “LLCA”), each holder of OpCo Units (an “OpCo Unit Holder”), other than the Company, holds one share of our Class C common stock for each OpCo Unit held by such OpCo Unit Holder. Pursuant to the LLCA, each OpCo Unit Holder, including the NGP Stockholders named in this prospectus supplement, has the right to redeem its OpCo Units, together with a corresponding number of shares of Class C common stock, for a corresponding number of shares of Class A common stock (subject to customary conversion rate adjustments for stock splits, stock dividends and reclassification and similar transactions) or, if either we or OpCo so elect, cash. Upon the redemption of such OpCo Units for shares of Class A common stock, a corresponding number of shares of Class C common stock will be cancelled.

As OpCo Unit Holders exchange their OpCo Units and Class C common stock for Class A common stock, our relative ownership interest in OpCo will correspondingly increase.

Description of common stock

The following description of our common stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Fourth Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) and our Second Amended and Restated Bylaws (our “Bylaws”), each of which are incorporated by reference herein. We encourage you to read our Certificate of Incorporation and our Bylaws for additional information.

Authorized capital shares

Our authorized capital consists of 1,000,000,000 shares of Class A common stock, 500,000,000 shares of Class C common stock and 1,000,000 shares of preferred stock with a par value of $0.0001 per share (“Preferred Stock”). The outstanding shares of our Class A common stock are fully paid and nonassessable.

Voting rights

Subject to the rights of holders of outstanding shares of Preferred Stock, the holders of common stock are entitled to one vote per share on all matters voted on by the stockholders, including the election of directors. Holders of our common stock will vote together as a single class on all matters submitted to a vote of the stockholders, except as required by law. Our common stock does not have cumulative voting rights.

Dividend rights

Subject to the rights of holders of outstanding shares of Preferred Stock, if any, the holders of Class A common stock are entitled to receive ratable dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available for the payment of dividends.

Liquidation rights

Subject to any preferential rights of outstanding shares of Preferred Stock, holders of the Class A common stock will share ratably in all assets legally available for distribution to our stockholders in the event of dissolution.

Other rights and preferences

Our Class A common stock has no sinking fund or redemption provisions or preemptive, conversion or exchange rights. Holders of Class A common stock may not act by written consent; provided, however, that prior to the first date on which investment funds affiliated with Riverstone Energy Investment Group LLC, Pearl and NGP and their respective successors and affiliates cease to collectively have beneficial ownership (directly or indirectly) of more than 50% of our outstanding shares of common stock, any action required or permitted to be taken by holders of our common stock that is approved in advance by our board of directors may be effected through a written consent that is signed by the holders of the outstanding shares of common stock having at least the minimum number of votes required to take such action.

Listing

The Class A common stock is traded on the New York Stock Exchange under the trading symbol “PR.”

Exclusive forum

Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the (i) Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (A) any derivative action or proceeding brought on our behalf, (B) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, (C) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law (the “DGCL”), our Certificate of Incorporation or our Bylaws or (D) any action asserting a claim against us that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein; and (ii) subject to the foregoing, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, including all causes of action asserted against any defendant to such complaint. In the event the Delaware Court of Chancery lacks subject matter jurisdiction, then the sole and exclusive forum for such action or proceeding shall be the federal district court for the District of Delaware.

Anti-takeover provisions

Certificate of Incorporation and Bylaws

Certain provisions in our Certificate of Incorporation and Bylaws, described below, may be deemed to have an anti-takeover effect and may delay, deter, or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests.

•

Preferred Stock:    We are permitted to issue, without any further vote or action by our stockholders, shares of Preferred Stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting powers (if any) of the shares of the series, and the preferences and relative, participating, optional and other special rights, if any, and any qualification, limitations or restrictions of the shares of such series.

•

Classified board:    Our board of directors is classified into three classes: Class I, Class II and Class III, with each class serving staggered three-year terms in office. The likely effect of the classification of the board of directors is an increase in the time required for the stockholders to change the composition of the board of directors.

•

Advance notice requirements for stockholder proposals and director nominations.    Our Bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders and specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed.

•	Special meetings: Special meetings of our stockholders may only be called by a majority vote of our board of directors, by our Chief Executive Officer or by the Chairman of our board of directors.

Delaware anti-takeover statute

We are a Delaware corporation and are subject to Section 203 of the DGCL (“Section 203”). In general, Section 203 prevents us from engaging in any business combination with an “interested stockholder” (generally, a person owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person) for a period of three years following the time that person becomes an interested stockholder unless:

•	before that person became an interested stockholder, our board of directors approved either the business combination or the transaction that resulted in such person becoming an interested stockholder;

•

upon completion of the transaction that resulted in that person becoming an interested stockholder, that person owned at least 85% of our voting stock outstanding at the time the transaction commenced (excluding stock owned by persons who are directors and are also officers, and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or

•

at or subsequent to such time, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

     Under Section 203, a “business combination” includes:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, subject to limited exceptions;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

The provisions of Section 203 do not apply to a corporation if, subject to certain requirements, the certificate of incorporation or bylaws of the corporation contain a provision expressly electing not to be governed by the provisions of Section 203. Because our Certificate of Incorporation and Bylaws do not include any provision to “opt-out” of Section 203, the statute will apply to business combinations involving us.

Selling Stockholders

This prospectus supplement covers the offer and sale of up to an aggregate 27,500,000 shares of our Class A common stock by the Selling Stockholders identified below.

A portion of the shares of Class A common stock offered hereby are issuable upon the redemption of the OpCo Units, together with the cancellation of a corresponding number of shares of our Class C common stock (the “Redemption Right”). Such shares of Class C common stock and OpCo Units were acquired by the NGP Stockholders in connection with the completion of the Merger. Any issuance of the Class A common stock to the NGP Stockholders in connection with exercise of the Redemption Right will be, and the initial issuance of the Class C common stock (and related OpCo Units) to the NGP Stockholders was, exempt from the registration requirements of the Securities Act.

Beneficial ownership has been determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information does not necessarily indicate beneficial ownership for any other purpose. Shares of common stock subject to currently exercisable and convertible securities currently convertible, or exercisable or convertible within 60 days after the date of this prospectus supplement, are deemed outstanding for purposes of computing the percentage beneficially owned by the person or entity holding such securities but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person or entity.

The following table sets forth information as of March 3, 2023 provided by each Selling Stockholder on or prior to such date regarding the beneficial ownership of common stock by the Selling Stockholders, the number of shares of our Class A common stock offered hereby by the Selling Stockholders and information with respect to shares to be beneficially owned by the Selling Stockholders after completion of this offering and the Concurrent OpCo Unit Purchase. The number of shares of common stock outstanding and percentages of beneficial ownership provided in the table below are based on the beneficial ownership as of March 3, 2023 and are based on 289,663,160 shares of our Class A common stock and 269,300,000 shares of our Class C common stock outstanding as of February 17, 2023. Information in the table below with respect to beneficial ownership has been furnished by the Selling Stockholders. We have not sought to verify the information provided by the Selling Stockholders.

	Shares owned before the offering			Shares of Class A common stock that may be sold hereby if the underwriters’ option to purchase additional shares is not exercised(3)	Shares of Class A common stock that may be sold hereby if the underwriters’ option to purchase additional shares is exercised in full(3)	Shares owned after the offering and the Concurrent OpCo Unit Purchase (Assuming no exercise of the underwriters’ option to purchase additional shares)(4)			Shares owned after the offering and the Concurrent OpCo Unit Purchase (Assuming exercise of the underwriters’ option to purchase additional shares)(4)
Selling stockholders(1):	Class A common stock	Class C common stock	Combined voting power(2)			Class A common stock	Class C common stock	Combined voting power(2)	Class A common stock	Class C common stock	Combined voting Power(2)

NGP XI US Holdings, L.P.(5)	—	30,943,756	5.6%	3,859,466	4,482,902	—	26,371,893	4.7%	—	25,748,457	4.6%

NGP Pearl Holdings II, L.L.C.(6)	—	15,446,695	2.8%	1,926,592	2,237,803	—	13,164,484	2.4%	—	12,853,273	2.3%

Luxe Energy, LLC(7)	—	73,058,850	13.1%	9,112,280	10,584,225	—	62,264,586	11.2%	—	60,792,641	10.9%

Silver Run Sponsor, LLC(8)	2,499,866	—	*	434,231	493,444	2,065,635	—	*	2,006,422	—	*

Riverstone VI Centennial QB Holdings, L.P.(8)	51,188,619	—	9.2%	8,891,556	10,104,041	42,297,063	—	7.6%	41,084,578	—	7.4%

REL US Centennial Holdings, LLC(8)	12,524,331	—	2.2%	2,175,499	2,472,158	10,348,832	—	1.9%	10,052,173	—	1.8%

Riverstone Non-ECI USRPI AIV, L.P.(8)	5,145,600	—	*	893,800	1,015,682	4,251,800	—	*	4,129,918	—	*

David Leuschen(9)	1,189,254	—	*	206,576	234,745	982,678	—	*	954,509	—	*

*	Represents less than 1%

(1)	Each of the NGP Stockholders is a member of OpCo and has received one share of Class C common stock for each OpCo Unit that it holds.

(2)	Represents the percentage of voting power of our Class A common stock and Class C common stock voting together as a single class. Each share of Class C common stock has no economic rights but entitles the holder thereof to one vote for each OpCo Unit held by such holder. Accordingly, the holders of our Class C common stock collectively have a number of votes in the Company equal to the number of OpCo Units that they hold.

(3)	Includes shares of our Class C common stock owned by certain of the Selling Stockholders that, subject to the terms of the LLCA, are, together with a corresponding number of OpCo Units, redeemable for shares of Class A common stock on a one-for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications.

(4)	Represents the amounts of shares that will be held by the Selling Stockholders after completion of this offering based on the assumptions that no other shares of our common stock will be acquired prior to completion of this offering by the Selling Stockholders. The Selling Stockholders may sell all, some or none of the shares offered pursuant to this prospectus supplement and may sell other shares of our common stock that it may own pursuant to another registration statement under the Securities Act or sell some or all of its shares pursuant to an exemption from the registration requirements of the Securities Act, including under Rule 144 promulgated thereunder or any successor rule. To our knowledge, there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares that may be held by the Selling Stockholders after completion of this offering or otherwise. The Concurrent OpCo Unit Purchase is conditioned on the consummation of this offering, but this offering is not conditioned on the consummation of the Concurrent OpCo Unit Purchase. See “Summary—Recent Developments—Concurrent OpCo Unit Purchase.”

(5)	NGP XI US Holdings, L.P. is the direct beneficial owner of the securities reported. NGP XI Holdings GP, L.L.C. is the sole general partner of NGP XI US Holdings, L.P., and NGP Natural Resources XI, L.P. is the sole member of NGP XI Holdings GP, L.L.C. G.F.W. Energy XI, L.P. is the sole general partner of NGP Natural Resources XI, L.P., and GFW XI, L.L.C. is the sole general partner of G.F.W. Energy XI, L.P. GFW XI, L.L.C. has delegated full power and authority to manage NGP XI US Holdings, L.P. to NGP Energy Capital Management, L.L.C. Chris Carter, Craig Glick and Jill Lampert serve as voting members on the Executive Committee of NGP Energy Capital Management, L.L.C.

(6)	NGP Pearl Holdings II, L.L.C. is the direct beneficial owner of the securities reported. NGP XII US Holdings, L.P. controls NGP Pearl Holdings II, L.L.C. NGP XII Holdings GP, L.L.C. is the sole general partner of NGP XII US Holdings, L.P., and NGP Natural Resources XII, L.P. is the sole member of NGP XII Holdings GP, L.L.C. G.F.W. Energy XII, L.P. is the sole general partner of NGP Natural Resources XII, L.P., and GFW XII, L.L.C. is the sole general partner of G.F.W. Energy XII, L.P. GFW XII, L.L.C. has delegated full power and authority to manage NGP XII US Holdings, L.P. to NGP Energy Capital Management, L.L.C. Chris Carter, Craig Glick and Jill Lampert serve as voting members on the Executive Committee of NGP Energy Capital Management, L.L.C.

(7)	Luxe Energy, LLC is the direct beneficial owner of the securities reported. NGP XI US Holdings, LP controls Luxe Energy, LLC. NGP XI Holdings GP, L.L.C. is the sole general partner of NGP XI US Holdings, L.P., and NGP Natural Resources XI, L.P. is the sole member of NGP XI Holdings GP, L.L.C. G.F.W. Energy XI, L.P. is the sole general partner of NGP Natural Resources XI, L.P., and GFW XI, L.L.C. is the sole general partner of G.F.W. Energy XI, L.P. GFW XI, L.L.C. has delegated full power and authority to manage NGP XI US Holdings, L.P. to NGP Energy Capital Management, L.L.C. Chris Carter, Craig Glick and Jill Lampert serve as voting members on the Executive Committee of NGP Energy Capital Management, L.L.C.

(8)	David Leuschen and Pierre F. Lapeyre, Jr. are the managing directors of Riverstone Management Group, L.L.C. (“Riverstone Management”) and have or share voting and investment discretion with respect to the securities beneficially owned by Riverstone Management. Riverstone Management is the general partner of Riverstone/Gower Mgmt Co Holdings, L.P. (“Riverstone/Gower”), which is the sole member of Riverstone Holdings LLC (“Riverstone Holdings”) and the sole shareholder of Riverstone Holdings II (Cayman) Ltd. (“Riverstone Holdings II”). Riverstone Holdings is the managing member of Silver Run Sponsor Manager, LLC (“Silver Run Manager”), which is the managing member of Silver Run Sponsor, LLC (“Silver Run Sponsor”). As such, each of Silver Run Manager, Riverstone Management, Riverstone/Gower, Riverstone Holdings, Mr. Leuschen and Mr. Lapeyre may be deemed to have or share beneficial ownership of the securities held directly by Silver Run Sponsor. Each such entity or person disclaims beneficial ownership of these securities.

Riverstone Holdings is also the sole shareholder of Riverstone Energy GP VI Corp (“Riverstone Energy Corp”), which is the managing member of Riverstone Energy GP VI, LLC (“Riverstone Energy GP”), which is the general partner of Riverstone Energy Partners VI, L.P. (“Riverstone Energy Partners”), which is the general partner of Riverstone VI Centennial QB Holdings, L.P. (“Riverstone QB Holdings”). As such, each of Riverstone Energy Partners, Riverstone Energy GP, Riverstone Energy Corp, Riverstone Holdings, Riverstone/Gower, Riverstone Management, Mr. Leuschen and Mr. Lapeyre may be deemed to have or share beneficial ownership of the securities held directly by Riverstone QB Holdings. Each such entity or person disclaims beneficial ownership of these securities.

Riverstone Holdings II is the general partner of Riverstone Energy Limited Investment Holdings, LP (“Riverstone Investment”), which is the sole shareholder of REL IP General Partner Limited (“REL IP GP”), which is the general partner of REL IP General Partner LP (“REL IP”), which is the managing member of REL US Centennial Holdings, LLC (“REL US”). As such, each of REL IP, REL IP GP, Riverstone Investment, Riverstone Holdings II, Riverstone/Gower, Riverstone Management, Mr. Leuschen and Mr. Lapeyre may be deemed to have or share beneficial ownership of the securities held directly by REL US. Each such entity or person disclaims beneficial ownership of these securities.

Riverstone Non-ECI GP Ltd. (“Non-ECI GP Ltd.”) is the sole member of Riverstone Non-ECI GP Cayman LLC (“Non-ECI Cayman GP”), which is the general partner of Riverstone Non-ECI Partners GP (Cayman), L.P. (“Non-ECI Cayman”), which is the sole member of Riverstone Non-ECI USRPI AIV GP, L.L.C. (“Riverstone Non-ECI GP”), which is the general partner of Riverstone Non-ECI USRPI AIV, L.P. (“Riverstone Non-ECI”). Non-ECI GP Ltd. is managed by Mr. Leuschen and Mr. Lapeyre, who have or share voting and investment discretion with respect to the securities held of record by Riverstone Non-ECI. As such, each of Riverstone Non-ECI GP, Non-ECI Cayman, Non-ECI Cayman GP, Non-ECI GP Ltd., Mr. Leuschen and Mr. Lapeyre may be deemed to have or share beneficial ownership of the securities held directly by Riverstone Non-ECI. Each such entity or person disclaims beneficial ownership of these securities. Mr. Leuschen and Mr. Lapeyre, partners at Riverstone Holdings, were previously directors of the Company until each retired in connection with the Merger, and Robert Tichio, a partner at Riverstone Holdings, is a director of the Company. Riverstone Capital Services LLC, a registered broker-dealer, is an affiliate of each of Silver Run Sponsor, Riverstone QB Holdings, REL US and Riverstone Non-ECI (collectively, the “Riverstone Stockholders”).

(9)	Mr. Leuschen previously served as a director for the Company, from October 2016 until he retired in connection with the Merger, effective as of the closing date of the Merger. Riverstone Capital Services LLC, a registered broker-dealer, is an affiliate of Mr. Leuschen.

Material relationships with selling stockholders

Our material relationships with the Selling Stockholders and their affiliates are included below and are set forth in “Note 13—Transactions with Related Parties” included in our audited consolidated financial statements for the year ended December 31, 2022, included in our Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated herein by reference.

Business Combination Agreement

On September 1, 2022, we consummated the Merger of OpCo with and into Colgate, with OpCo continuing as the surviving entity in the Merger and a subsidiary of the Company, pursuant to the Business Combination Agreement. In connection with the completion of the Merger, the previous holder of all of the membership interests in Colgate received 269,300,000 shares of Class C Common Stock, 269,300,000 OpCo Units and $525 million in cash consideration in exchange for such membership interests. Immediately following the Merger, OpCo changed its name to Permian Resources Operating, LLC, and we changed our name to Permian

Resources Corporation. Following the closing of the Merger, the Colgate Unitholder distributed the merger consideration to its equity holders, including the NGP Stockholders, who collectively owned in the aggregate 100% of the outstanding shares of Class C common stock, representing approximately 48% of the total outstanding shares of common stock taken together, and approximately 48% of the outstanding OpCo Units at such time.

Voting and Support Agreement

On May 19, 2022, in connection with the execution of the Business Combination Agreement, we entered into a Voting and Support Agreement with Colgate and certain of the Selling Stockholders, pursuant to which and subject to the terms and conditions thereof, such Selling Stockholders agreed to vote all of the shares of Class A common stock beneficially owned by such Selling Stockholders in favor of the approval of, among other things, the Merger.

OpCo LLC Agreement

Pursuant to the LLCA, each OpCo Unit Holder holds one share of our Class C common stock for each OpCo Unit held by such OpCo Unit Holder. Pursuant to the LLCA, each OpCo Unit Holder, including the NGP Stockholders named in this prospectus supplement, has the right to redeem its OpCo Units, together with a corresponding number of shares of Class C common stock, for an equivalent number of shares of Class A common stock (subject to customary conversion rate adjustments for stock splits, stock dividends and reclassification and similar transactions) or, if either we or OpCo so elect, cash. Upon the redemption of such OpCo Units for shares of Class A common stock, a corresponding number of shares of Class C common stock will be cancelled.

As OpCo Unit Holders exchange their OpCo Units and Class C common stock for Class A common stock, our relative ownership interest in OpCo will correspondingly increase.

2022 Registration Rights Agreement

On September 1, 2022, we entered into the 2022 Registration Rights Agreement. The 2022 Registration Rights Agreement requires the Company to register for resale (i) shares of Class A common stock issuable upon the redemption or exchange of the OpCo Units and corresponding shares of Class C common stock in accordance with the LLCA, (ii) any outstanding shares of Class A common stock or any other equity security (including the shares of Class A common stock issued or issuable upon the exercise of any other equity security) of the Company held by a holder thereof as of the effective time of the Merger, and (iii) any other equity security of the Company issued or issuable with respect to any such share of Class A common stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization. The holders party to the 2022 Registration Rights Agreement also received certain “piggyback” registration rights to participate in underwritten offerings of the Company, subject to customary exceptions, and rights to demand certain underwritten offerings.

2016 Registration Rights Agreement

On October 11, 2016, we entered into the 2016 Registration Rights Agreement, pursuant to which we granted demand registration rights, short-form registration rights and piggyback registration rights to the holders party thereto. The rights of any holder under the 2016 Registration Rights Agreement will terminate upon the earlier of (i) the tenth anniversary of the 2016 Registration Rights Agreement or (ii) the date as of which all securities of the Company subject to the 2016 Registration Rights Agreement have been sold pursuant to a registration statement or no such securities remain outstanding.

Material U.S. federal income tax considerations for non-U.S. holders

The following is a summary of the material U.S. federal income tax considerations related to the purchase, ownership and disposition of our common stock by a non-U.S. holder (as defined below) that holds our common stock as a “capital asset” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This summary is based on the provisions of the Code, U.S. Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect. We cannot assure you that a change in law will not significantly alter the tax considerations that we describe in this summary. We have not sought any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the positions and conclusions described in the following summary, and there can be no assurance that the IRS or a court will agree with such statements, positions and conclusions.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, this summary does not address the impact of the Medicare surtax on certain net investment income, U.S. federal estate or gift tax laws, any U.S. state or local or non-U.S. tax laws or any tax treaties. This summary also does not address all U.S. federal income tax considerations that may be relevant to particular non-U.S. holders in light of their personal circumstances or that may be relevant to certain categories of investors that may be subject to special rules, such as:

•	banks, insurance companies or other financial institutions;

•	tax-exempt or governmental organizations;

•	tax-qualified retirement plans;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code (or any entities all of the interests of which are held by a qualified foreign pension fund);

•	dealers in securities or foreign currencies;

•	persons whose functional currency is not the U.S. dollar;

•	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes or holders of interests therein;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons that acquired our common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•

persons that hold our common stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction; and

•	certain former citizens or long-term residents of the United States.

PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS (INCLUDING ANY POTENTIAL FUTURE CHANGES

THERETO) TO THEIR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER ANY OTHER TAX LAWS, INCLUDING U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY U.S. STATE OR LOCAL OR NON-U.S. TAXING JURISDICTION, OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Non-U.S. holder defined

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our common stock that is not for U.S. federal income tax purposes a partnership or any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) which has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, we urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) considering the purchase of our common stock to consult with their own tax advisors regarding the U.S. federal income tax considerations of the purchase, ownership and disposition of our common stock by such partnership.

Distributions

Distributions of cash or other property on our common stock, if any, will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, the distributions will be treated as a non-taxable return of capital to the extent of the non-U.S. holder’s tax basis in our common stock and thereafter as capital gain from the sale or exchange of such common stock. See “—Gain on Sale or Other Taxable Disposition of Common Stock.” Subject to the withholding requirements under FATCA (as defined below) and with respect to effectively connected dividends, each of which is discussed below, any distribution made to a non-U.S. holder on our common stock generally will be subject to U.S. withholding tax at a rate of 30% of the gross amount of the distribution unless an applicable income tax treaty provides for a lower rate. To receive the benefit of a reduced treaty rate, a non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying qualification for the reduced rate.

Dividends paid to a non-U.S. holder that are effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons. Such effectively connected dividends will not be subject to U.S. withholding tax if the non-U.S. holder satisfies certain certification requirements by providing the applicable withholding agent with a properly executed IRS Form W-8ECI certifying eligibility for exemption. If the non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.

Gain on sale or other taxable disposition of common stock

Subject to the discussion below under “—Backup Withholding and Information Reporting,” a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

•

the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

•

the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or

•

our common stock constitutes a United States real property interest by reason of our status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes and as a result such gain is treated as effectively connected with a trade or business conducted by the non-U.S. holder in the United States.

A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

•

A non-U.S. holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons. If the non-U.S. holder is a corporation for U.S. federal income tax purposes whose gain is described in the second bullet point above, then such gain would also be included in its effectively connected earnings and profits (as adjusted for certain items), which may be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty).

•

Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are, and expect to remain for the foreseeable future, a USRPHC for U.S. federal income tax purposes. However, as long as our common stock continues to be “regularly traded on an established securities market” (within the meaning of the U.S. Treasury regulations), only a non-U.S. holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the non-U.S. holder’s holding period for the common stock, more than 5% of our common stock will be treated as disposing of a United States real property interest and will be taxable on gain realized on the disposition of our common stock as a result of our status as a USRPHC. If our common stock were not considered to be regularly traded on an established securities market, each non-U.S. holder (regardless of the percentage of stock owned) would be treated as disposing of a United States real property interest and would be subject to U.S. federal income tax on a taxable disposition of our common stock (as described in the preceding paragraph), and a 15% withholding tax would apply to the gross proceeds from such disposition.

•

Non-U.S. holders should consult with their own tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our common stock, including regarding potentially applicable income tax treaties that may provide for different rules.

Backup withholding and information reporting

Any dividends paid to a non-U.S. holder must be reported annually to the IRS and to the non-U.S. holder. Copies of these information returns may be made available to the tax authorities in the country in which the non-U.S. holder resides or is established. Payments of dividends to a non-U.S. holder generally will not be subject to backup withholding if the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form).

Payments of the proceeds from a sale or other disposition by a non-U.S. holder of our common stock effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our common stock effected outside the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the non-U.S. holder is not a United States person and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of our common stock effected outside the United States by such a broker if it has certain relationships within the United States.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

Additional withholding requirements under FATCA

Sections 1471 through 1474 of the Code, and the U.S. Treasury regulations and administrative guidance issued thereunder (“FATCA”), impose a 30% withholding tax on any dividends on our common stock and, subject to the proposed U.S. Treasury regulations discussed below, on proceeds from sales or other dispositions of shares of our common stock, if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E), or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. While gross proceeds from a sale or other disposition of our common stock paid after January 1, 2019, would have originally been subject to withholding under FATCA, proposed U.S. Treasury regulations provide that such payments of gross proceeds do not constitute withholdable payments. Taxpayers may generally rely on these proposed U.S. Treasury regulations until they are revoked or final U.S. Treasury regulations are issued. Non-U.S. holders are encouraged to consult with their own tax advisors regarding the effects of FATCA on an investment in our common stock.

INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK SHOULD CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS (INCLUDING ANY POTENTIAL FUTURE CHANGES THERETO) TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF ANY OTHER TAX LAWS, INCLUDING U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY U.S. STATE OR LOCAL OR NON-U.S. TAX LAWS, AND TAX TREATIES.

Investment in Permian Resources Corporation by employee benefit plans

The following is a summary of certain considerations associated with the purchase and holding of our Class A common stock by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), non-U.S. plans (as described in Section 4(b)(4) of ERISA) or other plans that are not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S., or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

This summary is based on the provisions of ERISA and the Code (and related regulations and administrative and judicial interpretations) as of the date of this prospectus supplement. This summary does not purport to be complete, and no assurance can be given that future legislation, court decisions, regulations, rulings or pronouncements will not significantly modify the requirements summarized below. Any of these changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release. This discussion is general in nature and is not intended to be all inclusive, nor should it be construed as investment or legal advice.

General fiduciary matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of an ERISA Plan or the management or disposition of the assets of an ERISA Plan, or who renders investment advice for a fee or other compensation to an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in our Class A common stock with a portion of the assets of any Plan, a fiduciary should consider the Plan’s particular circumstances and all of the facts and circumstances of the investment and determine whether the acquisition and holding of our Class A common stock is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code, or any Similar Law relating to the fiduciary’s duties to the Plan, including, without limitation:

•	whether the investment is prudent under Section 404(a)(1)(B) of ERISA and any other applicable Similar Laws;

•	whether, in making the investment, the ERISA Plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA and any other applicable Similar Laws;

•	whether the investment is permitted under the terms of the applicable documents governing the Plan;

•

whether the acquisition or holding of the shares of Class A common stock will constitute a “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code (please see the discussion under “—Prohibited Transaction Issues”);

•	whether the Plan will be considered to hold, as plan assets, (i) only shares of Class A common stock or (ii) an undivided interest in our underlying assets; and

•	whether the investment will result in recognition of unrelated business taxable income by the Plan and, if so, the potential after-tax investment return.

Prohibited transaction issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of an ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The purchase and/or holding of Class A common stock by an ERISA Plan with respect to which the issuer, the initial purchaser, or a guarantor is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption.

Because of the foregoing, Class A common stock should not be acquired or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

The foregoing discussion of issues arising for investments by employee benefit plans under ERISA, the Code and applicable Similar Laws is general in nature and is not intended to be all inclusive and is based on laws in effect on the date of this prospectus. This discussion should not be construed as legal advice. Due to the complexity of these rules and the excise taxes, penalties and liabilities that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons contemplating purchasing and/or holding our Class A common stock on behalf of, or with the assets of, any Plan should consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of our Class A common stock. Purchasers of our Class A common stock have the exclusive responsibility for ensuring that their purchase and holding of our Class A common stock complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws. The sale of our Class A common stock to a Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plan or that such investment is appropriate for any such Plan.

Underwriting

Under the terms and subject to the conditions contained in an underwriting agreement dated March 7, 2023, the Selling Stockholders have agreed to sell to the underwriters named below, for whom J.P. Morgan Securities LLC and Citigroup Global Markets Inc. are acting as representatives, the following respective numbers of shares of Class A common stock:

Underwriter	Number of shares

J.P. Morgan Securities LLC	6,875,000

Citigroup Global Markets Inc.	6,875,000

Truist Securities, Inc.	2,200,000

Wells Fargo Securities, LLC	2,200,000

Fifth Third Securities, Inc.	1,168,750

Mizuho Securities USA LLC	1,168,750

PEP Advisory LLC	1,168,750

Piper Sandler & Co.	1,168,750

PNC Capital Markets LLC	1,168,750

RBC Capital Markets, LLC	1,168,750

Stifel, Nicolaus & Company, Incorporated	1,168,750

Tudor, Pickering, Holt & Co. Securities, LLC	1,168,750

Total	27,500,000

The underwriting agreement provides that the underwriters are obligated to purchase all the shares of Class A common stock in the offering if any are purchased, other than those shares covered by the option to purchase additional shares described below. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

The Selling Stockholders have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The Selling Stockholders have granted the underwriters the option to purchase on a pro rata basis up to an aggregate additional 4,125,000 shares of Class A common stock, less the underwriting discounts and commissions and on the same terms and conditions set forth above within 30 days from the date of this prospectus supplement.

The underwriters propose to offer the shares of Class A common stock initially at the public offering price on the cover page of this prospectus supplement and to selling group members at that price less a selling concession of up to $0.18150 per share. After the initial offering of the shares of Class A common stock, the underwriters may change the public offering price and concession.

We will pay all expenses of the registration of the shares of Class A common stock to be sold by the Selling Stockholders pursuant to the applicable Registration Rights Agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws and the Selling Stockholders’ expenses; provided, however, that the Selling Stockholders will pay all underwriting discounts and selling commissions and stock transfer and taxes applicable to the sale of its shares of Class A common stock and fees and disbursements of its counsel, if any.

The following table summarizes the compensation and estimated expenses we and the Selling Stockholders will pay:

	Per share		Total
	Without option	With option	Without option	With option
Underwriting Discounts and Commissions paid by the Selling Stockholders	$.3025	$.3025	$8,318,750.00	$9,566,562.50

We estimate that our out-of-pocket expenses for this offering will be approximately $650,000. We have also agreed to reimburse the underwriters up to $10,000 for expenses related to the review of this offering by FINRA. In addition, the underwriters have also agreed to reimburse us for certain of our expenses.

Our Class A common stock is listed on the NYSE under the symbol “PR.”

We have agreed that, subject to certain exceptions, we will not take any of the following actions: (i) offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, pledge, grant any option, right or warrant to purchase, make any short sale, lend or otherwise transfer or dispose, directly or indirectly, or file with or confidentially submit to the SEC a registration statement under the Securities Act relating to any shares of our Class A common stock, OpCo Units, shares of our Class C common stock or any securities that are substantially similar to the foregoing or any options or warrants to purchase shares of our Class A common stock, OpCo Units or shares of our Class C common stock or any securities that are convertible into or exercisable or exchangeable for, or that represent the right to receive, shares of Class A common stock, OpCo Units or shares of Class C common stock or substantially similar securities (the “Company Lock-Up Securities”), or publicly disclose the intention to undertake any of the foregoing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Company Lock-Up Securities, whether any such transaction described in the foregoing clause (i) or (ii) is to be settled by delivery of Company Lock-Up Securities, in cash or otherwise, without the prior written consent of J.P. Morgan Securities LLC and Citigroup Global Markets Inc., for a period of 60 days after the date of this prospectus supplement.

Our officers (as such term is defined in Section 16 under the Exchange Act), directors and the Selling Stockholders have agreed that, without the prior written consent of J.P. Morgan Securities LLC and Citigroup Global Markets Inc., for a period of 60 days after the date of this prospectus supplement, subject to certain exceptions, they will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of our Class A common stock, or any options or warrants to purchase any shares of our Class A common stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of our Class A common stock, whether owned at the date of such agreement or thereafter acquired, owned directly by such person (including holding as a custodian) or with respect to which such person has beneficial ownership within the rules and regulations of the SEC. Such restrictions also preclude such persons from engaging in any hedging or other transaction, including any short sale or any purchase, sale or grant of any right (including any put or call option) with respect to such person’s shares of Class A common stock or with respect to any security that includes, relates to or derives any significant part of its value from such shares of Class A common stock, that is designed to or which reasonably could be expected to lead to or result in a sale or disposition of such person’s shares of Class A common stock even if such shares of Class A common stock would be disposed of by someone other than such person.

In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase through the option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares the underwriters may purchase through the option to purchase additional shares. The underwriters may close out any covered short position by either exercising their option to purchase additional shares and/or purchasing shares in the open market.

•

Syndicate covering transactions involve purchases of the Class A common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares. If the underwriters sell more shares than could be covered by the option to purchase additional shares, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the Class A common stock originally sold by the syndicate member is purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Class A common stock or preventing or retarding a decline in the market price of the Class A common stock. As a result the price of our Class A common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE and, if commenced, may be discontinued at any time.

A prospectus in electronic format may be made available on the web sites maintained by one or more of the underwriters, or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representatives may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, the Selling Stockholders and our and their respective affiliates, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. These investments and securities activities may involve securities and/or instruments of ours, the Selling Stockholders’ or our or their respective affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling restrictions

Notice to prospective investors in Canada

The shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to prospective investors in the European Economic Area

In relation to each member state of the European Economic Area (each, a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State, except that Shares may be offered to the public in that Relevant State at any time:

•	to any legal entity which is a “qualified investor” as defined under Article 2 of the Prospectus Regulation;

•

to fewer than 150 natural or legal persons (other than “qualified investors” as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the underwriters and us that it is a qualified investor within the meaning of Article 2 of the Prospectus Regulation.

The Company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representation, warranty and agreement.

For purposes of this provision, the expression “an offer to the public” in relation to the shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

We have not authorized and do not authorize the making of any offer of shares through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the shares as contemplated in this prospectus supplement. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of the shares on behalf of the Company or the underwriters.

Notice to prospective investors in the United Kingdom

No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom, except that the shares may be offered to the public in the United Kingdom at any time:

•	to any legal entity which is a “qualified investor” as defined under Article 2 of the UK Prospectus Regulation;

•

to fewer than 150 natural or legal persons (other than “qualified investors” as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

•	in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (as amended, “FSMA”),

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the underwriters and us that it is a qualified investor within the meaning of Article 2 of the UK Prospectus Regulation.

The Company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representation, warranty and agreement.

For purposes of this provision, the expression “an offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Notice to prospective investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purpose of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to prospective investors in Singapore

Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of the corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4(i)(B) of the SFA;

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law;

•	as specified in Section 276(7) of the SFA; or

•	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification-In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of shares, the Company has determined and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA) that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS

Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice PAA-N16: Notice on Recommendations on Investment Products).

Notice to prospective investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to prospective investors in Japan

The shares offered in this prospectus supplement have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to prospective investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to prospective investors in the United Arab Emirates

The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Where you can find more information; incorporation by reference

Available information

We have filed with the SEC registration statements on Form S-3 (including the exhibits, schedules and amendments thereto) under the Securities Act, with respect to the shares of our Class A common stock offered hereby. This prospectus does not contain all of the information included in those registration statements and the exhibits and schedules thereto. For further information about us and the Class A common stock offered hereby, you should refer to the registration statements and their exhibits and schedules filed therewith. Statements contained in this prospectus as to the contents of any contract, agreement or any other document are summaries of the material terms of such contract, agreement or other document and are not necessarily complete. With respect to each of these contracts, agreements or other documents filed as an exhibit to the applicable registration statement, reference is made to the exhibits for a more complete description of the matter involved. Certain information is also incorporated by reference in this prospectus as described under “—Incorporation by Reference.”

We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available at the website of the SEC at http://www.sec.gov. Our registration statements, of which this prospectus constitutes a part, and the exhibits and schedules thereto can be downloaded from the SEC’s website. We also furnish our shareholders with annual reports containing our financial statements audited by an independent registered public accounting firm and quarterly reports containing our unaudited financial information. We maintain a website at www.permianres.com. You may access our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and amendments to those reports, in each case filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC, free of charge at our website as soon as reasonably practicable after this material is electronically filed with, or furnished to, the SEC. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus, and investors should not rely on such information in making a decision to purchase our Class A common stock.

Incorporation by reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement. Any statement so modified or replaced will not be deemed, except as so modified or replaced, to constitute a part of this prospectus. Accordingly, in the case of a conflict or inconsistency between information set forth in this prospectus and information that we file later and incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, in each case, any information furnished to, rather than filed with, the SEC):

•	Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 24, 2023;

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 15, 2022;

•	Our Current Reports on Form 8-K filed with the SEC on September 8, 2022 and March 2, 2023; and

•

The description of our Class  A common stock included in our Registration Statement on Form 8-A, filed with the SEC on September 8, 2022, as updated by Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 24, 2023, including any amendments or reports filed for the purpose of updating, changing or otherwise modifying such description.

You may request a free copy of the registration statements, the above filings and any future filings that are incorporated by reference into this prospectus at no cost, by writing or calling us at the following address:

Permian Resources Corporation

300 N. Marienfeld St., Suite 1000

Midland, TX 79701

(432) 695-4222

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

Legal matters

The validity of the shares of our Class A common stock offered by this prospectus supplement will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. Latham & Watkins LLP, Houston, Texas will pass upon certain legal matters relating to the issuance and sale of the Class A common stock offered hereby on behalf of the underwriters. Certain legal matters in connection with the offering of our Class A common stock pursuant to this prospectus supplement will be passed upon for the Selling Stockholders by Vinson & Elkins L.L.P., Houston, Texas.

Experts

The consolidated financial statements of Permian Resources Corporation (formerly known as Centennial Resource Development, Inc.) and its subsidiaries as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 have been incorporated by reference in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Estimates of our oil and natural gas reserves and related future net cash flows related to our properties as of December 31, 2022, December 31, 2021 and December 31, 2020 incorporated by reference herein were based upon reserve reports prepared by our independent petroleum engineer, Netherland, Sewell & Associates, Inc. We have incorporated these estimates in reliance on the authority of such firm as an expert in such matters.

The consolidated financial statements of Colgate Energy Partners III, LLC and its subsidiaries as of December 31, 2021 and 2020, and for each of the years then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

Permian Resources Corporation

243,518,132 Shares

Class A Common Stock

Offered by the Selling Stockholders

This prospectus relates to the offer and sale, from time to time, in one or more offerings, by the selling stockholders (including their donees, pledgees, transferees or other successors-in-interest) named herein (the “Selling Stockholders”) of up to 243,518,132 shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”), of Permian Resources Corporation (formerly known as Centennial Resource Development, Inc.) (the “Company,” “we,” “us” or “our”), subject to any appropriate adjustment as a result of any stock dividend, stock split or distribution, or in connection with a combination of shares, and any security into which such shares of Class A common stock shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise. This prospectus provides you with a general description of the Class A common stock. We will not receive any proceeds from the sale of our Class A common stock by the Selling Stockholders.

We may amend or supplement this prospectus from time to time, as required, by filing amendments or supplements to this prospectus with the U.S. Securities and Exchange Commission (the “SEC”). We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any prospectus supplement, amendment or free writing prospectus may add, update or change information contained in this prospectus with respect to the offering of our Class A common stock. You should carefully read this prospectus and any applicable prospectus supplement, amendment or free writing prospectus before you invest in any of our Class A common stock. You should also read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information about us, including our financial statements.

The Selling Stockholders may offer and sell shares of our Class A common stock described in this prospectus and any applicable prospectus supplement, amendment or free writing prospectus to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the Selling Stockholders may offer and sell shares of our Class A common stock from time to time together or separately. The Selling Stockholders will determine at what price they may sell the Class A common stock offered by this prospectus, and such sales may be made at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. If any underwriters, dealers or agents are involved in the sale of any of shares of our Class A common stock, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement, amendment or free writing prospectus. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No Class A common stock may be sold without delivery of this prospectus and the applicable prospectus supplement, amendment or free writing prospectus, if any, describing the method and terms of the offering of such securities.

We are registering these 243,518,132 shares of our Class A common stock for sale by the Selling Stockholders (including their donees, pledgees, transferees or other successors-in-interest) pursuant to a Registration Rights Agreement, dated as of September 1, 2022, by and among us and the other parties thereto (the “Registration Rights Agreement”), which we entered into in connection with the Merger (as defined under the heading “Summary”). All of the shares of Class A common stock being registered hereby are shares of our Class A common stock issuable upon the redemption of common units representing limited liability company interests (the “Surviving Company Units”) in Permian Resources Operating, LLC, a Delaware limited liability company and a subsidiary of the Company (“OpCo” or the “Surviving Company”), together with the cancellation of an equal number of shares of our Class C common stock, par value $0.0001 per share (the “Class C common stock” and, together with the Surviving Company Units, the “Stock Consideration”).

Our Class A common stock is listed on The Nasdaq Capital Market LLC (“NASDAQ”) under the symbol “PR.” On September 7, 2022, the last reported sale price of our Class A common stock on the NASDAQ was $7.56 per share. On September 1, 2022, we provided written notice to NASDAQ of our intention to voluntarily withdraw the listing of our Class A common stock from NASDAQ and list our Class A common stock on the New York Stock Exchange (the “NYSE”). We expect to transfer the listing of our Class A common stock to the NYSE (the “Listing Transfer”) on or about September 12, 2022, with the Class A common stock retaining the same “PR” ticker symbol.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” SECTION ON PAGE 2 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN ANY APPLICABLE PROSPECTUS SUPPLEMENT, AMENDMENT OR FREE WRITING PROSPECTUS CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 8, 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process.

By using a shelf registration statement, the Selling Stockholders (including their donees, pledgees, transferees or other successors-in-interest) named in this prospectus may, from time to time, sell up to 243,518,132 shares of Class A common stock in one or more offerings as described in this prospectus, subject to any appropriate adjustment as a result of any stock dividend, stock split or distribution, or in connection with a combination of shares, and any security into which such shares of Class A common stock shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise. This prospectus generally describes Permian Resources Corporation (the “Company,” “we,” “us” or “our”) and its Class A common stock that the Selling Stockholders may offer and sell.

We may amend or supplement this prospectus from time to time, as required, by filing amendments or supplements to this prospectus with the SEC. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any prospectus supplement, amendment or free writing prospectus may add, update or change information contained in this prospectus with respect to the offering of our Class A common stock. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, amendment or free writing prospectus, you should rely on the prospectus supplement, amendment or free writing prospectus, as applicable. Before purchasing any Class A common stock, you should carefully read both this prospectus and any applicable prospectus supplement, amendment or free writing prospectus, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus and any applicable prospectus supplement, amendment or free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the Selling Stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholders will make an offer to sell the Class A common stock in any jurisdiction where such offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement, amendment or free writing prospectus is accurate only as of its respective date, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any applicable prospectus supplement, amendment or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any applicable prospectus supplement, amendment or free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus and any applicable prospectus supplement, amendment or free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information. This prospectus contains, or incorporates by reference, and any prospectus supplement or any applicable free writing prospectus may contain, certain forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Risk Factors” and “Forward-Looking Statements.”

When we refer to “we,” “our,” “us” and the “Company” in this prospectus, we mean Permian Resources Corporation and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of our Class A common stock.

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WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We have filed with the SEC a registration statement on Form S-3 to register the offer and sale of the Class A common stock covered hereby. This prospectus, which forms part of the registration statement, does not contain all of the information included in that registration statement. For further information about us and the Class A common stock covered in this prospectus, you should refer to the registration statement and its exhibits. Certain information is also incorporated by reference in this prospectus as described under “Incorporation by Reference.”

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available at the website of the SEC at http://www.sec.gov. We also furnish our shareholders with annual reports containing our financial statements audited by an independent registered public accounting firm and quarterly reports containing our unaudited financial information. We maintain a website at www.permianres.com. You may access our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and amendments to those reports, in each case filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC, free of charge at our website as soon as reasonably practicable after this material is electronically filed with, or furnished to, the SEC. The reference to our website or web address does not constitute incorporation by reference of the information contained at that site.

We have not authorized anyone to provide you with any information other than that contained in this prospectus or in a document to which we expressly have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus, and any applicable prospectus supplement, amendment or free writing prospectus, incorporate by reference the documents set forth below that have previously been filed with the SEC (excluding, in each case, any information furnished to, rather than filed with, the SEC):

•	Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 24, 2022;

•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 15, 2022;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, filed with the SEC on May 5, 2022 and August 4, 2022, respectively;

•

Our Current Reports on Form 8-K and Amended Current Reports on Form 8-K/A filed with the SEC on February  23, 2022, April  28, 2022, May  19, 2022, May  19, 2022, July  21, 2022, August  19, 2022, August  22, 2022, August  30, 2022 and September 8, 2022; and

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•

The description of our Class A common stock included in our Registration Statement on  Form 8-A, filed on September 8, 2022, including any amendments or reports filed for the purpose of updating, changing or otherwise modifying such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering (excluding, in each case, any information furnished to, rather than filed with, the SEC) will be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Permian Resources Corporation

300 N Marienfeld St., Suite 1000,

Midland, TX 79701

(432) 695-4222

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any applicable prospectus supplement, amendment or free writing prospectus.

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SUMMARY

Business Overview

We are an independent oil and natural gas company focused on the development of oil and associated liquids-rich natural gas reserves in the Permian Basin. Our assets are concentrated in the Delaware Basin, a sub-basin of the Permian Basin. Our principal business objective is to deliver leading shareholder returns by leveraging our high-quality asset base and technical expertise to sustainably and responsibly develop our oil and natural gas resources to meet the world’s need for affordable, abundant energy.

Additional Information

Our principal executive offices are located at 300 N Marienfeld St., Suite 1000, Midland, TX 79701, and our telephone number is (432) 695-4222. Our website is www.permianres.com. Information on our website or any other website is not incorporated by reference into, and does not constitute a part of, this prospectus.

The Offering

This prospectus relates to the possible resale of up to 243,518,132 shares of Class A common stock, which are issuable upon the redemption of the Surviving Company Units, together with the cancellation of an equal number of shares of our Class C common stock. We issued the Stock Consideration to certain direct and indirect equityholders of Colgate Energy Partners III, LLC, a Delaware limited liability company (“Colgate”), or their designees, as partial consideration in connection with our acquisition (the “Merger”) of Colgate pursuant to that certain Business Combination Agreement, dated May 19, 2022, by and among the Company, OpCo, Colgate and, solely for purposes of the specified provisions therein, Colgate Energy Partners III MidCo, LLC (the “Business Combination Agreement”). As part of the Merger, we agreed to file the registration statement of which this prospectus forms a part to register the resale of the shares of Class A common stock to be issued to the Selling Stockholders upon the redemption of the Surviving Company Units and the cancellation of an equal number of shares of our Class C common stock.

The Selling Stockholders will determine when and how they sell the shares of Class A common stock offered in this prospectus, as described in “Plan of Distribution.” See “Selling Stockholders” for additional information concerning the Merger and the Selling Stockholders. We will not receive any of the proceeds from the sale of the shares of Class A common stock being offered pursuant to this prospectus.

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RISK FACTORS

An investment in our Class A common stock offered pursuant to this prospectus and any applicable prospectus supplement, amendment or free writing prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained in or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement, amendment or free writing prospectus before acquiring any shares of our Class A common stock. The occurrence of any of these risks might cause you to lose all or part of your investment in our Class A common stock.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of Class A common stock being offered by any of the Selling Stockholders.

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DESCRIPTION OF COMMON STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our Fourth Amended and Restated Certificate of Incorporation (the “Charter”), which has been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

Our authorized capital stock consists of:

•

1,500,000,000 shares of common stock, consisting of (i) 1,000,000,000 shares of Class A common stock, par value $0.0001 per share, and (ii) 500,000,000 shares of Class C common stock, par value $0.0001 per share; and

•	1,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

Class A Common Stock

Holders of Class A common stock are entitled to one vote for each share held on all matters to be voted on by the Company’s stockholders. Holders of the Class A common stock and holders of the Class C common stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders, except as required by law. Unless specified in the Charter (including any certificate of designation of preferred stock) or the Company’s Second Amended and Restated Bylaws (as amended, amended and restated or supplemented from time to time, the “Bylaws”), or as required by applicable provisions of the Delaware General Corporation Law (the “DGCL”) or applicable stock exchange rules, the affirmative vote of a majority of the Company’s shares of common stock that are voted is required to approve any such matter voted on by the Company’s stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Subject to the rights of the holders of any outstanding series of preferred stock, the holders of the Class A common stock are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

In the event of a liquidation, dissolution or winding up of the Company, the holders of the Class A common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the Class A common stock. The holders of the Class A common stock have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the Class A common stock.

Class C Common Stock

Holders of Class C common stock, together with holders of Class A common stock voting as a single class, have the right to vote on all matters properly submitted to a vote of the stockholders. In addition, the holders of Class C common stock, voting as a separate class, will be entitled to approve any amendment, alteration or repeal of any provision of the Charter that would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class C common stock. Holders of Class C common stock will not be entitled to any dividends from the Company and will not be entitled to receive any of the Company’s assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs.

Shares of Class C common stock may be issued only to the Permitted Class C Owners (as defined in the Charter). A holder of Class C common stock may transfer shares of Class C common stock to any transferee (other than the Company) only if such holder also simultaneously transfers an equal number of such holder’s

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units representing common membership interests in OpCo (“OpCo Common Units”) to such transferee in compliance with the Sixth Amended and Restated Limited Liability Company Agreement of OpCo (the “LLCA”). The Permitted Class C Owners generally have the right to cause OpCo to redeem all or a portion of their OpCo Common Units in exchange for shares of Class A common stock or, at OpCo’s option, an equivalent amount of cash. The Company may, however, at its option, effect a direct exchange of cash or Class A common stock for such OpCo Common Units in lieu of such a redemption by OpCo. Upon the future redemption or exchange of OpCo Common Units held by a Permitted Class C Owner, a corresponding number of shares of Class C common stock held by such Permitted Class C Owner will be canceled.

Anti-Takeover Effects of Delaware Law and our Charter and Bylaws

We are subject to the provisions of Section 203 of the Delaware General Corporation Law (“Section 203”). Under Section 203, we would generally be prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder unless:

•	prior to this time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers, and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Under Section 203, a “business combination” includes:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, subject to limited exceptions;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Under our Charter, our board of directors is classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board of directors only by successfully engaging in a proxy contest at two or more annual meetings.

Except as required by NASDAQ rules (or, following the Listing Transfer, NYSE rules), our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval

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(including a specified future issuance) and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum

Our Charter provides that, unless the Company consents in writing to the selection of an alternative forum, the (i) Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (A) any derivative action or proceeding brought on behalf of the combined company, (B) any action asserting a claim of breach of a fiduciary duty owed by any of the directors, officers, employees or agents of the Company to the Company or its shareholders, (C) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Charter or the Bylaws or (D) any action asserting a claim against the Company that is governed by the internal affairs doctrine; and (ii) subject to the foregoing, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint. In the event the Delaware Court of Chancery lacks subject matter jurisdiction, then the sole and exclusive forum for such action or proceeding shall be the federal district court for the District of Delaware.

Notwithstanding the foregoing, this provision would not apply to claims brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As described above, the Charter provides that the federal district courts of the United States of America shall have exclusive jurisdiction over any action arising under the Securities Act. Accordingly, there is uncertainty as to whether a court would enforce this provision. This choice of forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or the directors, officers, employees or agents of the Company, which may discourage such lawsuits against the Company and such persons.

Special Meeting of Stockholders

Our Bylaws provide that special meetings of its stockholders may be called only by a majority vote of the Company’s board of directors, by its Chief Executive Officer or by its Chairman.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws provide that stockholders seeking to bring business before the Company’s annual meeting of stockholders, or to nominate candidates for election as directors at its annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at the Company’s principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in the Company’s annual proxy statement must comply with the notice periods contained therein. Our Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude the Company’s stockholders from bringing matters before its annual meeting of stockholders or from making nominations for directors at its annual meeting of stockholders.

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Listing of Securities

Our Class A common stock is currently quoted on NASDAQ under the symbol “PR.” On September 1, 2022, we provided written notice to NASDAQ of our intention to voluntarily withdraw the listing of our Class A common stock from NASDAQ and list our Class A common stock on the NYSE. We expect to transfer the listing of our Class A common stock to the NYSE on or about September 12, 2022, with the Class A common stock retaining the same ticker symbol.

Transfer Agent

The transfer agent and registrar for our Class A common stock is Continental Stock Transfer & Trust Company.

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SELLING STOCKHOLDERS

The Selling Stockholders (including their donees, pledgees, transferees or other successors-in-interest) identified below may offer to sell from time to time in the future up to an aggregate of 243,518,132 shares of our Class A common stock pursuant to this prospectus, subject to any appropriate adjustment as a result of any stock dividend, stock split or distribution, or in connection with a combination of shares, and any security into which such shares of Class A common stock shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise. The shares of Class A common stock are issuable upon the redemption of the Surviving Company Units, together with the cancellation of an equal number of shares of our Class C common stock (the “Redemption Right”). Such shares of Class C common stock and Surviving Company Units were acquired by the Selling Stockholders pursuant to the transactions contemplated by the Business Combination Agreement.

Any issuance of the Class A common stock to the Selling Stockholders in connection with exercise of the Redemption Right will be, and the initial issuance of the Class C common stock (and related Surviving Company Units) to the Selling Stockholders was, exempt from the registration requirements of the Securities Act. We are registering the offering by the Selling Stockholders of the shares of Class A common stock described below pursuant to the provisions of the Registration Rights Agreement.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws.

The following table sets forth information as of September 7, 2022 provided by each Selling Stockholder on or prior to such date regarding (i) the beneficial ownership of shares of our Class A common stock and our Class C common stock and (ii) the number of shares of our Class A common stock that may from time to time be offered or sold pursuant to this prospectus or any applicable prospectus supplement, amendment or free writing prospectus, assuming each Selling Stockholder has redeemed all Surviving Company Units, together with the cancellation of an equal number of shares of our Class C common stock, beneficially owned by it for an equivalent number of shares of our Class A common stock. The percentage of combined voting power prior to, and after, the offering is based on 288,003,831 shares of our Class A common stock and 269,300,000 shares of Class C common stock outstanding as of September 7, 2022. Information in the table below with respect to beneficial ownership has been furnished by the Selling Stockholders.

We have not sought to verify the information provided by the Selling Stockholders. The Selling Stockholders may hold or acquire at any time shares of Class A common stock in addition to those offered by this prospectus and may have acquired additional shares of Class A common stock since the date on which the information reflected herein was provided to us.

We will supplement or amend this prospectus as required to include additional Selling Stockholders upon provision of all required information to us and subject to the terms of any relevant agreement between us and the Selling Stockholders.

The Selling Stockholders are not obligated to sell any of the shares of our Class A common stock offered by this prospectus. Because the Selling Stockholders identified in the table may sell some or all of the shares of our Class A common stock owned by them that are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of such shares, no estimate can be given as to the number of shares covered by this prospectus that will be held by the Selling Stockholders upon termination of this offering. In addition, subject to the Registration Rights Agreement, the Selling Stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our Class A common stock they hold in transactions exempt from the registration requirements of the Securities Act after the date on

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which they provided the information set forth on the table below. Therefore, for purposes of the following table we have assumed that the Selling Stockholders will sell all of the shares of our Class A common stock beneficially owned by them that are covered by this prospectus, but will not sell any other shares of our Class A common stock that they may currently own.

	Shares Owned Before the Offering			Shares of Class A Common Stock that may be sold hereby (3)	Shares Owned After the Offering
Selling stockholders (1):	Class A Common Stock	Class C Common Stock	Combined Voting Power (2)		Class A Common Stock	Class C Common Stock	Combined Voting Power (2)
Pearl Energy Investments, L.P. (4)	—	56,429,386	10.13%	56,429,386	—	—	—
Pearl Energy Investments II, L.P. (5)	—	16,094,353	2.89%	16,094,353	—	—	—
Pearl CIII Holdings, L.P. (6)	—	16,609,730	2.98%	16,609,730	—	—	—
NGP XI US Holdings, L.P. (7)	—	30,943,756	5.55%	30,943,756	—	—	—
NGP Pearl Holdings II, LLC (8)	—	15,446,695	2.77%	15,446,695	—	—	—
Luxe Energy, LLC (9)	—	73,058,850	13.11%	73,058,850	—	—	—
William M. Hickey III (10)	—	17,467,681	3.13%	17,467,681	—	—	—
James H. Walter (11)	—	17,467,681	3.13%	17,467,681	—	—	—

(1)	Each of the Selling Stockholders is a member of OpCo and has received one share of Class C common stock for each Surviving Company Unit that it holds.
(2)

Represents the percentage of voting power of our Class A common stock and Class C common stock voting together as a single class. Each share of Class C common stock has no economic rights but entitles the holder thereof to one vote for each Surviving Company Unit held by such holder. Accordingly, the holders of our Class C common stock collectively have a number of votes in the Company equal to the number of Surviving Company Units that they hold.

(3)

Includes shares of our Class C common stock owned by the Selling Stockholders that, subject to the terms of the LLCA, are, together with an equivalent number of Surviving Company Units, redeemable at any time and from time to time for shares of Class A common stock on a one-for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications.

(4)

Pearl Energy Investments, L.P. is controlled by Pearl Energy Investment GP, L.P., its general partner (“Pearl I GP, L.P.”). Pearl I GP, L.P. is controlled by Pearl Energy Investment UGP, LLC, its general partner (“Pearl I UGP”). Pearl I UGP is controlled by William J. Quinn, the founder and managing partner of Pearl Energy Investments (“Quinn”).

(5)

Pearl Energy Investments II, L.P. is controlled by Pearl Energy Investment II GP, L.P., its general partner (“Pearl II GP, L.P.”). Pearl II GP, L.P. is controlled by Pearl Energy Investment II UGP, LLC (“Pearl II UGP”). Pearl II UGP is controlled by Quinn.

(6)	Pearl CIII Holdings, L.P. is controlled by Pearl II GP, L.P. Pearl II GP, L.P. is controlled by Pearl II UGP. Pearl II UGP is controlled by Quinn.
(7)

NGP XI Holdings GP, L.L.C. is the sole general partner of NGP XI US Holdings, L.P., and NGP Natural Resources XI, L.P. is the sole member of NGP XI Holdings GP, L.L.C. G.F.W. Energy XI, L.P. is the sole general partner of NGP Natural Resources XI, L.P., and GFW XI, L.L.C. is the sole general partner of G.F.W. Energy XI, L.P. GFW XI, L.L.C. has delegated full power and authority to manage NGP XI US Holdings, L.P. to NGP Energy Capital Management, L.L.C. Chris Carter, Craig Glick and Jill Lampert serve on the Executive Committee of NGP Energy Capital Management, L.L.C. The business address of NGP XI Holdings GP, LLC is 2850 N. Harwood St., Suite 1900 Dallas, TX 75201.

(8)

NGP XII US Holdings, L.P. controls NGP Pearl Holdings II, LLC. NGP XII Holdings GP, L.L.C. is the sole general partner of NGP XII US Holdings, L.P., and NGP Natural Resources XII, L.P. is the sole member of NGP XII Holdings GP, L.L.C. G.F.W. Energy XII, L.P. is the sole general partner of NGP Natural Resources XII, L.P., and GFW XII, L.L.C. is the sole general partner of G.F.W. Energy XII, L.P. GFW XII, L.L.C. has delegated full power and authority to manage NGP XII US Holdings, L.P. to NGP Energy

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Capital Management, L.L.C. Chris Carter, Craig Glick and Jill Lampert serve on the Executive Committee of NGP Energy Capital Management, L.L.C. The business address of NGP Pearl Holdings II, LLC is 2850 N. Harwood St., Suite 1900 Dallas, TX 75201.
(9)

NGP XI US Holdings, LP controls Luxe Energy, LLC. NGP XI Holdings GP, L.L.C. is the sole general partner of NGP XI US Holdings, L.P., and NGP Natural Resources XI, L.P. is the sole member of NGP XI Holdings GP, L.L.C. G.F.W. Energy XI, L.P. is the sole general partner of NGP Natural Resources XI, L.P., and GFW XI, L.L.C. is the sole general partner of G.F.W. Energy XI, L.P. GFW XI, L.L.C. has delegated full power and authority to manage NGP XI US Holdings, L.P. to NGP Energy Capital Management, L.L.C. Chris Carter, Craig Glick and Jill Lampert serve on the Executive Committee of NGP Energy Capital Management, L.L.C. The business address of Luxe Energy, LLC is 2850 N. Harwood St., Suite 1900 Dallas, TX 75201.

(10)

Includes 2,989,989 shares held by Hickey Family Investments LP. The reporting person is the controlling person of Hickey Family Investments LP and therefore may be deemed to beneficially own the securities held by Hickey Family Investments LP. The business address of Hickey Family Investments LP and William H. Hickey is 300 N Marienfeld St., Suite 1000, Midland, TX 79701.

(11)

Includes 2,989,989 shares held by Bedford Family Partners LP. The reporting person is the controlling person of Bedford Family Partners LP and therefore may be deemed to beneficially own the securities held by Bedford Family Partners LP. The business address of Bedford Family Partners LP and James H. Walter is 300 N Marienfeld St., Suite 1000, Midland, TX 79701.

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PLAN OF DISTRIBUTION

As of the date of this prospectus, we have not been advised by the Selling Stockholders as to any plan of distribution. Distributions of the Class A common stock by the Selling Stockholders, or by their partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by such individual, or through underwriters, dealers or agents or on any exchange on which the Class A common stock may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The methods by which the Class A common stock may be sold by the Selling Stockholders include:

•	sales on NASDAQ (or, following the Listing Transfer, the NYSE) or any national securities exchange or quotation service on which our Class A common stock may be listed or quoted at the time of sale;

•	privately negotiated transactions;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	to or through underwriters, brokers, dealers or agents;

•	exchange distributions and/or secondary distributions;

•	sales in the over-the-counter market;

•	“at the market” or through market makers or into an existing market for the securities;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•

block trades (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the Class A common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account;

•	settlement of short sales entered into after the date of this prospectus (including short sales “against the box”);

•	through the writing or settlement of options or other hedging transactions, whether or not the options are listed on an options exchange;

•	through the distributions of the shares by any Selling Stockholder to its general or limited partners, members, managers, affiliates, employees, directors or shareholders;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may elect to make an in-kind distribution of their shares of Class A common stock to their respective members, partners or shareholders. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradeable shares of our Class A common stock pursuant to the distribution through this registration statement.

The Selling Stockholders may also sell shares of Class A common stock under Rule 144 or any other exemption from registration under the Securities Act, in each case if available, rather than under this prospectus.

The Selling Stockholders also may transfer their shares of Class A common stock in other circumstances, in which case the transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

11

Such transactions may be effected by the Selling Stockholders at fixed prices, market prices prevailing at the time of sale, at varying prices determined at the time or sale or at negotiated prices. Underwriters or broker-dealers may receive compensation in the form of discounts or commissions from the Selling Stockholders and may receive commissions from the purchasers of the securities for whom they may act as agent. The Selling Stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the Class A common stock against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the Class A common stock for sale under the Securities Act and to indemnify the Selling Stockholders and each person who participates as an underwriter in the offering of the Class A common stock against certain civil liabilities, including certain liabilities under the Securities Act.

In connection with sales of Class A common stock under this prospectus, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, who may in turn engage in short sales of the Class A common stock in the course of hedging the positions they assume. The Selling Stockholders also may sell shares of Class A common stock short and deliver them to close their short positions, or loan or pledge the securities to broker-dealers that in turn may sell them. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders will act independently of us in making decisions with respect to the price, timing, manner and size of each sale of securities. Offers to purchase securities may be solicited directly by the Selling Stockholders and the sale thereof may be made by the Selling Stockholders directly to institutional investors or others. In such a case, no underwriters or agents would be involved. The Selling Stockholders may use electronic media, including the Internet, to sell offered securities directly. The Selling Stockholders may offer the securities covered by this prospectus into an existing trading market on the terms described herein or in any applicable prospectus supplement, amendment or free writing prospectus relating thereto. If the Selling Stockholders utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, the Selling Stockholders may sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by the dealer at the time of resale.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares of Class A common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Class A common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

If the Selling Stockholders use one or more underwriters in the sale, the underwriters will acquire the securities for their own account, and they may resell these securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered and sold to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Underwriters may resell the shares to or through dealers, and those dealers may receive compensation in the form of one or more discounts, concessions or commissions from the underwriters and commissions from purchasers for which they may act as agents. We have not, and to our knowledge, the Selling Stockholders have not, entered into any agreement or understanding, directly or indirectly, with any person to distribute the securities offered hereby.

We are required to pay all fees and expenses incident to the registration of our securities. We have also agreed to keep the registration statement of which this prospectus forms a part or, if not available, another registration statement, effective until all of the registrable securities have ceased to be registrable securities or the termination of the applicable Registration Rights Agreement has occurred.

12

There can be no assurances that the Selling Stockholders will sell, nor are the Selling Stockholders required to sell, any or all of the shares of Class A common stock offered under this prospectus or any applicable prospectus supplement, amendment or free writing prospectus.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. If required, we may add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its shares from holders named in this prospectus after the effective date of this prospectus. Transferees, successors and donees of identified Selling Stockholders may not be able to use this prospectus for resales until they are named in the Selling Stockholders table by prospectus supplement or post-effective amendment. See “Selling Stockholders.”

13

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the Class A common stock offered hereby on behalf of Permian Resources Corporation. Additional legal matters may be passed upon for the Selling Stockholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement, amendment or free writing prospectus.

EXPERTS

The consolidated financial statements of Permian Resources Corporation (formerly known as Centennial Resource Development, Inc.) and its subsidiaries as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Estimates of our oil and natural gas reserves and related future net cash flows related to our properties as of December 31, 2021, December 31, 2020 and December 31, 2019 incorporated by reference herein were based upon a reserve report prepared by our independent petroleum engineer, Netherland, Sewell & Associates, Inc. We have incorporated these estimates in reliance on the authority of such firm as an expert in such matters.

The consolidated financial statements of Colgate Energy Partners III, LLC and its subsidiaries as of December 31, 2021 and 2020, and for each of the years then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Luxe Energy LLC and Subsidiaries (“Luxe”) at December 31, 2020, and for the year then ended, incorporated by reference in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The Statement of Revenues and Direct Operating Expenses of Properties Acquired by Colgate Energy Partners III, LLC, for the year ended December 31, 2020, has been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

14

Prospectus

CENTENNIAL RESOURCE DEVELOPMENT, INC.

8,000,000 Shares of Class A Common Stock Issuable Upon Exercise of Outstanding Private Placement Warrants

36,000,000 Shares of Class A Common Stock

This prospectus relates to the issuance by Centennial Resource Development, Inc. (the “Company,” “we,” “our” or “us”) of 8,000,000 shares of our Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), upon the exercise of warrants (the “Private Placement Warrants”) purchased by Silver Run Sponsor, LLC (our “Sponsor”) in a private placement that closed simultaneously with the closing of our initial public offering on February 29, 2016 (our “IPO”). Each Private Placement Warrant entitles the holder to purchase one share of Class A Common Stock at an exercise price of $11.50 per share. We will receive the proceeds from the exercise of the Private Placement Warrants, but not from the sale of the underlying shares of Class A Common Stock.

This prospectus also relates to the resale of 36,000,000 shares of Class A Common Stock by the selling stockholders named in this prospectus or their permitted transferees. The shares of Class A Common Stock being offered by the selling stockholders consist of (i) 12,500,000 shares of Class A Common Stock (the “Founder Shares”) received by holders of shares of our Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”), upon the automatic conversion of the shares of Class B Common Stock into an equivalent number of shares of Class A Common Stock on October 11, 2016 in connection with the consummation of our initial business combination and (ii) 23,500,000 shares of Class A Common Stock (the “Private Placement Shares”) issued to certain investors in a private placement that closed simultaneously with the consummation of our acquisition of certain undeveloped acreage and producing oil and gas properties from GMT Exploration Company LLC on June 8, 2017.

The selling stockholders may offer, sell or distribute all or a portion of their shares of Class A Common Stock publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from the sale of the shares of Class A Common Stock owned by the selling stockholders. We will bear all costs, expenses and fees in connection with the registration of these shares of Class A Common Stock, including with regard to compliance with state securities or “blue sky” laws. The selling stockholders will bear all commissions and discounts, if any, attributable to their sale of shares of Class A Common Stock. See “Plan of Distribution” beginning on page 12 of this prospectus.

Our Class A Common Stock is quoted on The NASDAQ Capital Market (“NASDAQ”) under the symbol “CDEV.” On September 13, 2017, the last reported sale price of our Class A Common Stock on NASDAQ was $17.80. As of September 13, 2017, we had 256,670,839 shares of Class A Common Stock issued and outstanding.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

INVESTING IN THESE SECURITIES INVOLVES CERTAIN RISKS. SEE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND “RISK FACTORS” IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 12, 2017.

You should rely only on the information contained in, or incorporated by reference into, this prospectus, any prospectus supplement or in any free writing prospectus we may authorize to be delivered or made available to you. We have not, and the selling stockholders have not, authorized anyone to provide you with different information. We and the selling stockholders are not offering to sell, or seeking offers to buy, shares of our Class A Common Stock in jurisdictions where offers and sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our Class A Common Stock.

i

GLOSSARY

Unless the context otherwise requires, references in this prospectus to:

•

“Business Combination” are to our acquisition of approximately 89% of the outstanding membership interests in CRP from the Centennial Contributors, which closed on October 11, 2016, and the other transactions related thereto;

•	“Celero” are to Celero Energy Company, LP, a Delaware limited partnership;

•	“Centennial Contributors” are to CRD, NGP Follow-On and Celero, collectively;

•

The “Company,” “we,” “our” or “us” are to (a) Centennial Resource Development, Inc. and its subsidiaries, including CRP, following the closing of the Business Combination and (b) Silver Run Acquisition Corporation prior to the closing of the Business Combination;

•	“Class A Common Stock” are to our Class A Common Stock, par value $0.0001 per share;

•

“Class B Common Stock” are to our Class B Common Stock, par value $0.0001 per share, shares of which were converted into shares of Class A Common Stock on a one-for-one basis in connection with the consummation of our Business Combination;

•	“Class C Common Stock” are to our Class C Common Stock, par value $0.0001 per share, which were issued to the Centennial Contributors in connection with the Business Combination;

•	“CRD” are to Centennial Resource Development, LLC, a Delaware limited liability company;

•	“CRP” are to Centennial Resource Production, LLC, a Delaware limited liability company;

•	“CRP Common Units” are to units representing common membership interests in CRP;

•

“Founder Shares” are to shares of Class A Common Stock received by holders of shares of our Class B Common Stock, upon the automatic conversion of the shares of Class B Common Stock into an equivalent number of shares of Class A Common Stock in connection with the consummation of our Business Combination;

•	“GMT Acquisition” are to our acquisition of certain undeveloped acreage and producing oil and natural gas properties from GMT Exploration Company LLC, which closed on June 8, 2017;

•	“Initial Stockholders” are to holders of our Founder Shares;

•	“IPO” are to our initial public offering of Units, which closed on February 29, 2016;

•	“NGP Follow-On” are to NGP Centennial Follow-On LLC, a Delaware limited liability company;

•	“Private Placement Warrants” are to our 8,000,000 outstanding warrants that were purchased by our Sponsor in a private placement simultaneously with the closing of our IPO;

•	“Public Warrants” are to the warrants sold as part of the Units in our IPO, all of which have been exercised or redeemed and are no longer outstanding;

•	“Riverstone” are to Riverstone Investment Group LLC and its affiliates, including our Sponsor, collectively;

•	“Sponsor” are to our sponsor, Silver Run Sponsor, LLC, a Delaware limited liability company and an affiliate of Riverstone; and

•	“Units” are to our units sold in our IPO, each of which consisted of one share of Class A Common Stock and one-third of one Public Warrant.

ii

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements.

Our Company

Business Overview

Our only significant asset is our current ownership of an approximate 93% membership interest in CRP, our operating subsidiary. We are an independent oil and natural gas company focused on the development of unconventional oil and associated liquids-rich natural gas reserves in the Permian Basin. Our assets are concentrated in the Delaware Basin, a sub-basin of the Permian Basin, and our properties consist of large, contiguous acreage blocks primarily in Reeves County in West Texas and Lea County in New Mexico.

Our principal business objective is to increase shareholder value by building a premier development company focused on horizontal drilling in the Delaware Basin. We intend to grow our production and oil and natural gas reserves by developing our acreage with an increased focus on optimizing completions, improving drilling results and drilling extended laterals. We also intend to grow our production and reserves through acquisitions that meet our strategic and financial objectives.

Organizational Structure

The following diagram illustrates the current ownership structure of the Company:

(1)

CRD, one of the Centennial Contributors, also owns one share of our Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), that provides CRD with the right to nominate and elect one director to our board of directors. The Series A Preferred Stock does not have any other voting rights or rights with respect to dividends except preferred distributions in liquidation in the amount of $0.0001 per share.

1

Additional Information

Our principal executive offices are located at 1001 Seventeenth Street, Suite 1800, Denver, Colorado 80202, and our telephone number is (720) 499-1400. Our website is www.cdevinc.com. Information on our website or any other website is not incorporated by reference into, and does not constitute a part of, this prospectus.

Our Emerging Growth Company Status

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012. As an emerging growth company, we take advantage of specified exemptions from reporting and other regulatory requirements that are otherwise applicable generally to public companies. These exemptions include:

•	deferral of the auditor attestation requirement on the effectiveness of our system of internal control over financial reporting;

•	exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;

•

exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; and

•	reduced disclosure about executive compensation arrangements.

We may take advantage of these provisions until we are no longer an emerging growth company, which will occur on the earliest of (i) the last day of the fiscal year following February 28, 2021, the fifth anniversary of our IPO, (ii) the last day of the fiscal year in which we have more than $1.07 billion in annual revenue, (iii) the date on which we issue more than $1.0 billion of non-convertible debt over a three-year period and (iv) the date on which we are deemed to be a “large accelerated filer” (the fiscal year-end on which the total market value of our common equity securities held by non-affiliates is $700 million or more as of June 30), as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Accordingly, the information that we provide you may be different than what you may receive from other public companies in which you hold equity interests.

2

The Offering

We are registering (i) the issuance by us of 8,000,000 shares of Class A Common Stock underlying the Private Placement Warrants and (ii) the resale of 36,000,000 shares of Class A Common Stock by the selling stockholders named in this prospectus, or their permitted transferees.

Issuance of Class A Common Stock Underlying the Private Placement Warrants

Shares of Class A Common Stock to be Issued upon Exercise of the Private Placement Warrants	8,000,000 shares of Class A Common Stock.

Shares of Class A Common Stock Outstanding Prior to Exercise of the Private Placement Warrants (1)	256,670,839 shares of Class A Common Stock, as of September 13, 2017.

Shares of Class A Common Stock to be Outstanding Assuming Exercise of All Private Placement Warrants (1)(2)	264,670,839 shares of Class A Common Stock.

Terms of the Private Placement Warrants	Each Private Placement Warrant entitles the holder to purchase one share of Class A Common Stock for $11.50 per share. So long as the Private Placement Warrants are held by our Sponsor or its permitted transferees, the holders of the Private Placement Warrants may elect to exercise them on a “cashless basis.” The Private Placement Warrants will expire at 5:00 p.m., New York time, on October 11, 2021 (which is five years after the completion of the Business Combination) or earlier upon redemption or liquidation.

Use of Proceeds	We expect to receive $92,000,000 in proceeds assuming the exercise of all of our Private Placement Warrants for cash at the exercise price of $11.50 per share. We will not receive any proceeds from the exercise of our Private Placement Warrants on a “cashless basis.” We intend to use these net proceeds for general corporate purposes.

Resale of Class A Common Stock by Selling Stockholders

Shares Offered by the Selling Stockholders	We are registering 36,000,000 shares of Class A Common Stock to be offered by the selling stockholders named herein, which includes (i) 12,500,000 Founder Shares and (ii) 23,500,000 Private Placement Shares.

Terms of the Offering	The selling stockholders will determine when and how they will dispose of the shares of Class A Common Stock registered under this prospectus for resale.

Use of Proceeds	We will not receive any of the proceeds from the sale of shares of Class A Common Stock by the selling stockholders.

3

Trading Market and Ticker Symbol	Our Class A Common Stock is listed on NASDAQ under the symbol “CDEV.”

(1)

The number of shares of Class A Common Stock does not include the 11,199,857 shares of Class A Common Stock available for future issuance under the Centennial Resource Development, Inc. 2016 Long Term Incentive Plan.

(2)

The number of shares of Class A Common Stock assumes the holders of all of our Private Placement Warrants exercise all of their Private Placement Warrants for cash at the $11.50 exercise price per share.

For additional information concerning the offering, see “Plan of Distribution” beginning on page 12.

4

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risk factors and all of the other information included in or incorporated by reference into this prospectus, including those in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and in subsequent filings, before deciding whether to purchase any of our securities. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission (the “SEC”) in the future. Any of these risks may have a material adverse effect on our business, financial condition, results of operations and cash flows and our prospects could be harmed. In that event, the price of our securities could decline and you could lose part or all of your investment.

5

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus constitute “forward-looking statements.” All statements, other than statements of historical fact included in this prospectus, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors.”

Forward-looking statements may include statements about:

•	our business strategy;

•	our reserves;

•	our drilling prospects, inventories, projects and programs;

•	our ability to replace the reserves we produce through drilling and property acquisitions;

•	our financial strategy, liquidity and capital required for our development program;

•	our realized oil, natural gas and natural gas liquids (“NGL”) prices;

•	the timing and amount of our future production of oil, natural gas and NGLs;

•	our hedging strategy and results;

•	our future drilling plans;

•	our competition and government regulations;

•	our ability to obtain permits and governmental approvals;

•	our pending legal or environmental matters;

•	our marketing of oil, natural gas and NGLs;

•	our leasehold or business acquisitions;

•	our costs of developing our properties;

•	general economic conditions;

•	credit markets;

•	uncertainty regarding our future operating results; and

•	our plans, objectives, expectations and intentions contained in this prospectus that are not historical.

We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the development, production, gathering and sale of oil and natural gas. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures and the other risks described under the heading “Risk Factors.”

6

Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered.

Should one or more of the risks or uncertainties described in this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we disclaim any duty to update any forward- looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

7

USE OF PROCEEDS

Issuance of Class A Common Stock Underlying Private Placement Warrants

We will receive the proceeds from the exercise of the Private Placement Warrants, but not from the sale of the underlying shares of Class A Common Stock. Assuming the exercise of all of the Private Placement Warrants at an exercise price of $11.50 per share, we expect to receive $92,000,000. We will not receive any proceeds from the exercise of our Private Placement Warrants on a “cashless basis.” We intend to use any proceeds for general corporate purposes.

Resale of Class A Common Stock by Selling Stockholders

We will not receive any of the proceeds from the sale of Class A Common Stock by the selling stockholders named herein.

8

DETERMINATION OF OFFERING PRICE

Issuance of Class A Common Stock Underlying Private Placement Warrants

The offering price of the shares of Class A Common Stock underlying the Private Placement Warrants offered hereby is determined by reference to the exercise price of the Private Placement Warrants of $11.50 per share.

Resale of Class A Common Stock by Selling Stockholders

Our Class A Common Stock is listed on NASDAQ under the symbol “CDEV.” The actual offering price by the selling stockholders of the shares of Class A Common Stock covered by this prospectus will be determined by prevailing market prices at the time of sale, by private transactions negotiated by the selling stockholders or as otherwise described in the section entitled “Plan of Distribution.”

9

SELLING STOCKHOLDERS

The selling stockholders may offer and sell, from time to time, any or all of the shares of Class A Common Stock being offered for resale by this prospectus, which includes 12,500,000 Founder Shares and 23,500,000 Private Placement Shares. The term “selling stockholders” includes the stockholders listed in the table below and their permitted transferees. The Founder Shares are being registered by the registration statement of which this prospectus forms a part pursuant to a registration rights agreement entered into in connection with our IPO. The Private Placement Shares are being registered by the registration statement of which this prospectus forms a part pursuant to the subscription agreements entered into in connection with the GMT Acquisition.

The following table provides, as of September 13, 2017, information regarding the beneficial ownership of our Class A Common Stock held by each selling stockholder, the number of shares of Class A Common Stock that may be sold by each selling stockholder under this prospectus and that each selling stockholder will beneficially own after this offering.

Because each selling stockholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a selling stockholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the selling stockholders and further assumed that the selling stockholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

We may amend or supplement this prospectus from time to time in the future to update or change this selling stockholders list and the securities that may be resold.

10

Please see the section entitled “Plan of Distribution” for further information regarding the stockholders’ method of distributing these shares.

	Shares of Class A Common Stock Beneficially Owned Prior to Offering		Maximum Number of Shares of Class A Common Stock to be Sold Pursuant to this Prospectus	Shares of Class A Common Stock Beneficially Owned After Offering (1)
Name of Selling Stockholder	Number of Shares	Percent		Number of Shares	Percent
Silver Run Sponsor, LLC (2)	17,390,514	6.7%	10,564,012	6,826,502	2.7%
Mark G. Papa (3)	2,989,486	1.2%	1,815,988	1,173,498	*
William D. Gutermuth (4)	40,000	*	40,000	—	*
Diana J. Walters (5)	40,000	*	40,000	—	*
Jeffrey H. Tepper (6)	51,217	*	40,000	11,217	*
Certain funds and accounts advised by T. Rowe Price Associates, Inc. (7)	21,740,809	8.5%	2,991,209	18,749,600	7.3%
Funds advised by SailingStone Capital Partners LLC	15,029,221	5.9%	8,625,645	6,403,576	2.5%
Fund advised by Capital Research and Management Company	8,094,736	3.2%	550,000	7,544,736	2.9%
Funds advised by Kensico Capital Management Corp.	3,920,559	1.5%	1,000,000	2,920,559	1.1%
MTP Energy Fund Ltd	3,719,395	1.4%	2,000,000	1,719,395	*
Magnetar Equity Opportunities Master Fund Ltd	250,000	*	250,000	—	*
Alyeska Master Fund, L.P.	1,272,727	*	1,272,727	—	*
Alyeska Master Fund 2, L.P.	827,273	*	827,273	—	*
MMF Moore ET Investments, LP	2,401,032	*	1,650,000	751,032	*
The Obsidian Master Fund (8)	246,753	*	246,753	—	*
BlackRock Multi-Strategy Master Fund Limited (8)	64,935	*	64,935	—	*
BlackRock Credit Alpha Master Fund L.P. (8)	506,494	*	506,494	—	*
CA 534 Offshore Fund, Ltd. (8)	181,818	*	181,818	—	*
1992 MSF International Ltd. (f/k/a Highbridge International LLC)	820,000	*	820,000	—	*
Adage Capital Partners LP	520,000	*	520,000	—	*
Funds managed by Orbis Investment Management Limited and its affiliates	1,593,686	*	424,926	1,168,760	*
Luminus Energy Partners Master Fund Ltd	413,793	*	413,793	—	*
Castle Hook Master Fund Ltd.	344,000	*	344,000	—	*
Tortoise Direct Opportunities Fund, LP	873,561	*	330,000	543,561	*
CVI Investments, Inc.	275,862	*	275,862	—	*
Spindrift Investors (Bermuda) L.P.	113,377	*	70,504	42,873	*
Spindrift Partners, L.P.	187,504	*	134,061	53,443	*

*	Represents less than 1%.
(1)	Assumes each selling stockholder sells the maximum number of shares of Class A Common Stock that may be sold by such selling stockholder under this prospectus.
(2)

Includes 6,826,502 shares of Class A Common Stock issuable upon exercise of Private Placement Warrants. Silver Run Sponsor, LLC is the record holder of these securities. Silver Run Sponsor Manager, LLC is the managing member of Silver Run Sponsor, LLC. Riverstone Holdings LLC is the managing member of Silver Run Sponsor Manager, LLC. Pierre F. Lapeyre, Jr. and David M. Leuschen are the managing

11

directors of Riverstone Holdings LLC and have or share voting and investment discretion with respect to the securities held of record by Silver Run Sponsor, LLC. As such, each of Silver Run Sponsor Manager, LLC, Riverstone Holdings LLC, Mr. Leuschen and Mr. Lapeyre may be deemed to share beneficial ownership of the common stock held directly by Silver Run Sponsor, LLC. Each such entity or person disclaims any such beneficial ownership of such securities. Mr. Leuschen and Mr. Lapeyre have each served as a director since the closing of the Business Combination. The business address for Silver Run Sponsor, LLC and Silver Run Sponsor Manager, LLC is 1000 Louisiana Street, Suite 1450, Houston, Texas 77002. The business address for each other person named in this footnote is c/o Riverstone Holdings, 712 Fifth Avenue, 36th Floor, New York, NY 10019.
(3)

Includes 1,173,498 shares of Class A Common Stock issuable upon exercise of Private Placement Warrants. Mr. Papa has been our Chief Executive Officer and a director since November 2015. Since the closing of the Business Combination, Mr. Papa also serves as our President.

(4)	Mr. Gutermuth served as a director from the completion of our IPO until the closing of the Business Combination.
(5)	Ms. Walters served as a director from the completion of our IPO until the closing of the Business Combination.
(6)	Mr. Tepper has served as a director since the completion of our IPO.
(7)

T. Rowe Price Associates, Inc., is a registered investment adviser (“Fund Manager” or “TRPA”). Fund Manager is affiliated with a registered broker-dealer, T. Rowe Price Investment Services, Inc. (“TRPIS”). TRPIS is a subsidiary of the Fund Manager and was formed primarily for the limited purpose of acting as the principal underwriter and distributor of shares of funds in the T. Rowe Price fund family. T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the securities owned by the funds and accounts that hold shares of the Company. For purposes of reporting requirements of the Exchange Act, TRPA may be deemed to be the beneficial owner of all of the shares listed in this table; however, TRPA expressly disclaims that it is, in fact, the beneficial owner of such securities. TRPA is the wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company. The business address of TRPA is 100 East Pratt Street, Baltimore, MD 21202.

(8)

The registered holders of the referenced shares are funds and accounts managed by investment adviser subsidiaries of BlackRock, Inc. BlackRock, Inc. is the ultimate parent holding company of such investment adviser entities. On behalf of such investment adviser entities, the applicable portfolio managers, respectively as a managing directors of such entities, have voting and investment power over the shares held by the foregoing funds and accounts which are the registered holders of the referenced shares and units. Such applicable portfolio managers expressly disclaim beneficial ownership of all shares and units held by such funds and accounts. The address of such funds and accounts, such investment adviser subsidiaries and such applicable portfolio managers is 55 East 52nd Street, New York, NY 10055. Shares being registered for resale may not incorporate all shares deemed to be beneficially held by BlackRock, Inc.

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PLAN OF DISTRIBUTION

Issuance of Class A Common Stock Underlying Private Placement Warrants

We are registering the issuance of shares of Class A Common Stock underlying the Private Placement Warrants. The prices at which the shares of Class A Common Stock underlying the Private Placement covered by this prospectus may actually be disposed of may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. We will receive the proceeds from the exercise of the Private Placement Warrants, but not from the sale of the underlying Class A Common Stock.

Pursuant to the terms of the Private Placement Warrants, the shares of Class A Common Stock will be distributed to those Private Placement Warrant holders who surrender the Private Placement Warrants and provide payment of the exercise price to our warrant agent, Continental Stock Transfer & Trust Company.

Resale of Class A Common Stock by Selling Stockholders

We are also registering the resale of shares of Class A Common Stock by the selling stockholders. The selling stockholders, which as used herein includes their permitted transferees, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Class A Common Stock on NASDAQ or any other stock exchange, market or trading facility on which such shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of their shares of Class A Common Stock:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	in underwriting transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price;

•	distribution to members, limited partners or stockholders of selling stockholders;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Class A Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell their shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the

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Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer their shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of shares of our Class A Common Stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities in the course of hedging the positions they assume. The selling stockholders may also sell their securities short and deliver these securities to close out their short positions, or loan or pledge such securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the shares of Class A Common Stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the shares of Class A Common Stock offered by them will be the purchase price of the share less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of their shares of Class A Common Stock to be made directly or through agents. We will not receive any of the proceeds from the resale of shares of Class A Common Stock being offered by the selling stockholders named herein.

The selling stockholders also may resell all or a portion of their shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the offered shares of Class A Common Stock for whom they may act as agents. In addition, underwriters may sell the shares of Class A Common Stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling stockholders and any underwriters, dealers or agents participating in a distribution of the shares of Class A Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares of Class A Common Stock by the selling stockholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

To the extent required, the shares of Class A Common Stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

Blue Sky Restrictions on Resale

In order to comply with the securities laws of some states, if applicable, our shares of Class A Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states our shares of Class A Common Stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

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If a selling stockholder wants to sell its shares of Class A Common Stock under this prospectus in the United States, the selling stockholders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales. All states offer a variety of exemptions from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Exchange Act or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a selling stockholder will be able to advise a selling stockholder in which states shares of Class A Common Stock are exempt from registration for secondary sales.

Any person who purchases shares of Class A Common Stock from a selling stockholder offered by this prospectus who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement that includes this prospectus becomes effective, and a selling stockholder indicates in which state(s) it desires to sell its shares of Class A Common Stock we will be able to identify whether it will need to register or will be able to rely on an exemption therefrom.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of their shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify, to the extent permitted by law, the selling stockholders (and each selling stockholder’s officers and directors and each person who controls such selling stockholder) against liabilities caused by any untrue or alleged untrue statement of material fact contained in this prospectus or the registration statement of which this prospectus forms a part (including any amendment or supplement thereof) or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such selling stockholder expressly for use herein.

We are required to pay all fees and expenses incident to the registration of the shares of Class A Common Stock covered by this prospectus, including with regard to compliance with state securities or Blue Sky laws. Otherwise, all discounts, commissions or fees incurred in connection with the sale of shares of Class A Common Stock offered hereby will be paid by the selling stockholders.

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DESCRIPTION OF CAPITAL STOCK

The Company has authorized 621,000,000 shares of capital stock, consisting of (a) 620,000,000 shares of common stock, including (i) 600,000,000 shares of Class A Common Stock, and (ii) 20,000,000 shares of Class C Common Stock, and (b) 1,000,000 shares of preferred stock, including one share of Series A Preferred Stock.

Class A Common Stock

Holders of the Company’s Class A Common Stock are entitled to one vote for each share held on all matters to be voted on by the Company’s stockholders. Holders of the Class A Common Stock and holders of the Class C Common Stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders, except as required by law. Unless specified in the Company’s second amended and restated charter (the “Charter”) (including any certificate of designation of preferred stock) or amended and restated bylaws (the “Bylaws”), or as required by applicable provisions of the Delaware General Corporation Law or applicable stock exchange rules, the affirmative vote of a majority of the Company’s shares of common stock that are voted is required to approve any such matter voted on by the Company’s stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors (subject to the right of the holder of our Series A Preferred Stock to nominate and elect one director). Subject to the rights of the holders of any outstanding series of preferred stock, the holders of the Class A Common Stock are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

In the event of a liquidation, dissolution or winding up of the Company, the holders of the Class A Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the Class A Common Stock. Holders of the Class A Common Stock have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the Class A Common Stock.

Class C Common Stock

In connection with the Business Combination, we issued 20,000,000 shares of Class C Common Stock to the Centennial Contributors. Holders of Class C Common Stock, together with holders of Class A Common Stock voting as a single class, have the right to vote on all matters properly submitted to a vote of the stockholders. In addition, the holders of Class C Common Stock, voting as a separate class, will be entitled to approve any amendment, alteration or repeal of any provision of our Charter that would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class C Common Stock. Holders of Class C Common Stock will not be entitled to any dividends from the Company and will not be entitled to receive any of our assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs.

Shares of Class C Common Stock may be issued only to the Centennial Contributors, their respective successors and assigns, as well as any permitted transferees of the Centennial Contributors. A holder of Class C Common Stock may transfer shares of Class C Common Stock to any transferee (other than the Company) only if such holder also simultaneously transfers an equal number of such holder’s CRP Common Units to such transferee in compliance with the amended and restated limited liability company agreement of CRP. The Centennial Contributors generally have the right to cause CRP to redeem all or a portion of their CRP Common Units in exchange for shares of the Company’s Class A Common Stock or, at CRP’s option, an equivalent amount of cash. The Company may, however, at its option, effect a direct exchange of cash or Class A Common Stock for such CRP Common Units in lieu of such a redemption by CRP. Upon the future redemption or exchange of CRP Common Units held by a Centennial Contributor, a corresponding number of shares of Class C Common Stock held by such Centennial Contributor will be canceled.

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Series A Preferred Stock

In connection with the Business Combination, we also issued one share of Series A Preferred Stock to CRD. CRD, as the holder of the Series A Preferred Stock, will not be entitled to any dividends from the Company, but will be entitled to preferred distributions in liquidation in the amount of $0.0001 per share of Series A Preferred Stock and will have a limited voting right as described below. The Series A Preferred Stock will be redeemable by us (a) at such time as CRD and its affiliates cease to own, in the aggregate, at least 5,000,000 CRP Common Units and/or shares of Class A Common Stock (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and other similar transactions), (b) at any time at CRD’s option or (c) upon a breach by CRD of the transfer restrictions relating to the Series A Preferred Stock. In addition, for so long as the Series A Preferred Stock remains outstanding, CRD will be entitled to nominate one director for election to our board of directors in connection with any vote of our stockholders for the election of directors, and the vote of CRD will be the only vote required to elect such nominee to our board.

Private Placement Warrants

Each whole Private Placement Warrant purchased by our Sponsor in a private placement that occurred simultaneously with the closing of our IPO entitles the registered holder to purchase one whole share of our Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below. Pursuant to the warrant agreement, a warrant holder may exercise its Private Placement Warrants only for a whole number of shares of Class A Common Stock. No fractional Private Placement Warrants were issued. The Private Placement Warrants will expire five years after the closing date of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a Private Placement Warrant and will have no obligation to settle the exercise of a Private Placement Warrant unless a registration statement registering the issuance of such shares of Class A Common Stock is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations described below with respect to registration. No Private Placement Warrant will be exercisable and the Company will not be obligated to issue shares of Class A Common Stock upon exercise of a Private Placement Warrant unless Class A Common Stock issuable upon such exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Private Placement Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Private Placement Warrant, the holder of such Private Placement Warrant will not be entitled to exercise such Private Placement Warrant and such Private Placement Warrant may have no value and expire worthless.

The Private Placement Warrants are not redeemable by the Company so long as they are held by our Sponsor or its permitted transferees. If the Private Placement Warrants are held by holders other than our Sponsor or its permitted transferees, the Company may call the Private Placement Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per Private Placement Warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each Private Placement Warrant holder; and

•

if, and only if, the reported last sale price of the Class A Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the Private Placement Warrant holders (the “minimum trading price trigger”).

If and when the Private Placement Warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

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The minimum trading price trigger discussed above was included as a condition to the Company’s right to call the Private Placement Warrants for redemption to prevent a redemption call unless the Class A Common Stock is trading at a significant premium to the Private Placement Warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the Private Placement Warrants, each Private Placement Warrant holder will be entitled to exercise its Private Placement Warrant prior to the scheduled redemption date. However, the price of the Class A Common Stock may fall below the $18.00 minimum trading price trigger as well as the $11.50 Private Placement Warrant exercise price after the redemption notice is issued.

If the Company calls the Private Placement Warrants for redemption as described above, the Company’s management will have the option to require any holder that wishes to exercise its Private Placement Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Private Placement Warrants on a “cashless basis,” the Company’s management will consider, among other factors, our cash position, the number of Private Placement Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A Common Stock issuable upon the exercise of the Private Placement Warrants. If the Company’s management takes advantage of this option, all holders of Private Placement Warrants called for redemption would pay the exercise price by surrendering their Private Placement Warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Private Placement Warrants, multiplied by the difference between the exercise price of the Private Placement Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Private Placement Warrants. If the Company’s management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Common Stock to be received upon exercise of the Private Placement Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Private Placement Warrant redemption. The Company believes this feature is an attractive option to the Company if it does not need the cash from the exercise of the Private Placement Warrants.

So long as the Private Placement Warrants are held by our Sponsor or its permitted transferees, the holders of the Private Placement Warrants may elect to exercise them on a cashless basis, using the same formula described above that other Private Placement Warrant holders would have been required to use had the Company required the exercise of their Private Placement Warrants on a cashless basis in connection with a redemption. The reason that the Company has agreed that the Private Placement Warrants will be exercisable on a cashless basis so long as they are held by our Sponsor or its permitted transferees is because it was not known at the time of issuance whether our Sponsor would be affiliated with the Company following an initial business combination. If our Sponsor remains affiliated with the Company, its ability to sell the Company’s securities in the open market will be significantly limited.

The Company has policies in place that prohibit insiders from selling the Company’s securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell the Company’s securities, an insider cannot trade in the Company’s securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could sell the shares of Class A Common Stock issuable upon exercise of the Public Warrants issued in our IPO freely in the open market, the insiders could be significantly restricted from doing so. As a result, the Company believes that allowing the holders to exercise the Private Placement Warrants on a cashless basis is appropriate.

A holder of a Private Placement Warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Private Placement Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder

18

may specify) of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Class A Common Stock is increased by a stock dividend payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each Private Placement Warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering to holders of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering divided by (y) the fair market value of a share of Class A Common Stock. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if the Company, at any time while the Private Placement Warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of Class A Common Stock on account of such shares of Class A Common Stock (or other shares of the Company’s capital stock into which the Private Placement Warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the Private Placement Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.

If the number of outstanding shares of Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each Private Placement Warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the Private Placement Warrants is adjusted, as described above, the Private Placement Warrant exercise price will be adjusted by multiplying the exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the Private Placement Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the Company’s outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the Private Placement Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Private Placement Warrants and in lieu of the shares of Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the

19

kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Private Placement Warrants would have received if such holder had exercised their Private Placement Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Private Placement Warrant properly exercises the Private Placement Warrant within 30 days following public disclosure of such transaction, the Private Placement Warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the Private Placement Warrant.

The Private Placement Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the Company, for the number of Private Placement Warrants being exercised. The holders of Private Placement Warrants do not have the rights or privileges of holders of Class A Common Stock or any voting rights until they exercise their Private Placement Warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the Private Placement Warrants, each holder will be entitled to one vote for each share of Class A Common Stock held of record on all matters to be voted on by holders of Class A Common Stock.

No fractional shares of Class A Common Stock will be issued upon exercise of the Private Placement Warrants. If, upon exercise of the Private Placement Warrants, a holder would be entitled to receive a fractional interest in a share of Class A Common Stock, the Company will, upon exercise, round down to the nearest whole number of shares of Class A Common Stock to be issued to the Private Placement Warrant holder.

The Private Placement Warrants were sold in a private placement pursuant to a purchase agreement between us and our Sponsor and have the terms set forth in a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company.

Our Transfer Agent and Warrant Agent

The transfer agent for our Class A Common Stock and Class C Common Stock and warrant agent for the Private Placement Warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law and our Charter and Bylaws

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

20

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Under our Charter, our board of directors is classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Except as required by NASDAQ rules, our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval (including a specified future issuance) and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Special Meeting of Stockholders

Our Bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our Chief Executive Officer or by our Chairman.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the Company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our Class A Common Stock or Private Placement Warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

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Persons who have beneficially owned restricted shares of our Class A Common Stock or Private Placement Warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of Class A Common Stock then outstanding; or

•	the average weekly reported trading volume of the Class A Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Prior to the closing of the Business Combination on October 11, 2017, we were considered a shell company under the Securities Act. Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, if we have filed all Exchange Act reports and materials as set forth in the third bullet of the preceding paragraph, then any holder of restricted shares of our Class A Common Stock or Private Placement Warrants (including our Initial Stockholders with respect to their Founder Shares and Private Placement Warrants) will be able to sell such shares or Private Placement Warrants, as applicable, pursuant to Rule 144 without registration after October 11, 2016 (one year following the closing of the Business Combination).

Listing of Securities

The Company’s Class A Common Stock is currently quoted on NASDAQ under the symbol “CDEV.”

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our Class A Common Stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury regulations promulgated thereunder (“Treasury Regulations”), judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case as in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our Class A Common Stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our Class A Common Stock.

This discussion is limited to Non-U.S. Holders that hold our Class A Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	persons holding our Class A Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships, or other entities or arrangements treated as partnerships for U.S. federal income tax purposes;

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our Class A Common Stock under the constructive sale provisions of the Code;

•	persons who hold or receive our Class A Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

•	tax-qualified retirement plans.

If an entity treated as a partnership for U.S. federal income tax purposes holds our Class A Common Stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our Class A Common Stock and partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE

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APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our Class A Common Stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

As described in the section entitled “Dividend Policy” we do not anticipate declaring or paying dividends to holders of our Class A Common Stock in the foreseeable future. However, if we do make distributions of cash or property on our Class A Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Class A Common Stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder of our Class A Common Stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected

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earnings and profits (as adjusted for certain items), which will include such effectively connected dividends. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Class A Common Stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•

our Class A Common Stock constitutes a United States real property interest (“USRPI”) by reason of our status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes. Generally, a domestic corporation is a USRPHC if the fair market value of its USRPIs equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in its trade or business.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (adjusted for certain items), which will include such effectively connected gain.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe that we currently are, and expect to remain for the foreseeable future, a USRPHC for U.S. federal income tax purposes. However, a Non-U.S. Holder of our Class A Common Stock generally will not be subject to U.S. net federal income tax as a result of our being a USRPHC if our Class A Common Stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually or constructively, 5% or less of our Class A Common Stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period. If our Class A Common Stock is not considered to be so traded, a Non-U.S. Holder generally would be subject to net U.S. federal income tax on the gain realized on a disposition of our Class A Common Stock as a result of our being a USRPHC and generally would be required to file a U.S. federal income tax return. Additionally, a 15% withholding tax would apply to the gross proceeds from such disposition.

Non-U.S. Holders should also consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our Class A Common Stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the Non-U.S. Holder is a

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United States person and the Non-U.S. Holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our Class A Common Stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Class A Common Stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such Non-U.S. Holder is a United States person, or the Non-U.S. Holder otherwise establishes an exemption. Proceeds of a disposition of our Class A Common Stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, our Class A Common Stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each direct and indirect substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as IRS Form W-8BEN-E). If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our Class A Common Stock, and will apply to payments of gross proceeds from the sale or other disposition of such stock on or after January 1, 2019.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our Class A Common Stock.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Latham & Watkins LLP of Houston, Texas. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Centennial Resource Development, Inc. and its subsidiaries (the Company) as of December 31, 2016 (Successor Company balance sheet) and 2015 (Predecessor Company balance sheet) and for the period from October 11, 2016 through December 31, 2016 (Successor Company operations) and the period from January 1, 2016 through October 10, 2016 and for each of the two years in the period ended December 31, 2015 (Predecessor Company operations) incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Estimates of our oil and natural gas reserves and related future net cash flows related to our properties as of December 31, 2016, December 31, 2015 and December 31, 2014 incorporated by reference in this prospectus and registration statement were based upon a reserve report prepared by our independent petroleum engineer, Netherland, Sewell & Associates, Inc. We have incorporated these estimates in reliance on the authority of such firm as an expert in such matters.

The statement of revenues and direct operating expenses of the oil and natural gas properties acquired from GMT Exploration Company, LLC for the year ended December 31, 2016 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, LLP, independent auditors, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents and all documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) pursuant to the Exchange Act on or after the date of this prospectus and prior to the termination of the offering under this prospectus or any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 23, 2017;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 11, 2017 and for the quarter ended June 30, 2017, filed with the SEC on August 9, 2017;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 25, 2017;

•

our Current Reports on Form 8-K filed with the SEC on January 4, 2017, February 1, 2017, February 14, 2017, February 27, 2017, March  22, 2017, March 28, 2017, April  6, 2017, May 1, 2017, May  5, 2017, May 25, 2017, June  9, 2017 and June  13, 2017 and our Current Reports on Form 8-K/A filed with the SEC on March  23, 2017, August 7, 2017 and September  15, 2017; and

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•

the description of our Class  A Common Stock as set forth in our registration statement on Form 8-A (File No. 001-37697), filed with the SEC on February 17, 2016, pursuant to Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address:

Centennial Resource Development, Inc.

1001 Seventeenth Street, Suite 1800

Denver, Colorado 80202

(720) 499-1400

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of Class A Common Stock offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our Class A Common Stock you should refer to the registration statement and its exhibits. Statements contained in this prospectus concerning any of our contracts, agreements or other documents are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investors” at www.cdevinc.com. The information we file with the SEC or contained on or accessible through our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part. You may also read and copy, at SEC prescribed rates, any document we file with the SEC, including the registration statement (and its exhibits) of which this prospectus is a part, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

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Prospectus

CENTENNIAL RESOURCE DEVELOPMENT, INC.

119,747,700 Shares of Class A Common Stock

This prospectus relates to the resale of 119,747,700 shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), of Centennial Resource Development, Inc. (the “Company,” “we,” “our” or “us” ) by the selling stockholders named in this prospectus or their permitted transferees. The shares of Class A Common Stock being offered by the selling stockholders consist of (i) 20,000,000 shares of Class A Common Stock that have been or may be issued from time to time to certain members of Centennial Resource Production, LLC, a Delaware limited liability company (“CRP”), who own units representing common membership interest in CRP (the “CRP Common Units”), upon the redemption or exchange by such members of CRP Common Units for shares of Class A Common Stock (the “Centennial Holder Shares”) pursuant to the limited liability company agreement of CRP and (ii) 99,747,700 shares of Class A Common Stock that we sold in private placements that closed simultaneously with the consummation of our initial business combination (the “Private Placement Shares”).

The selling stockholders may offer, sell or distribute all or a portion of their shares of Class A Common Stock publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from the sale of the shares of Class A Common Stock owned by the selling stockholders. We will bear all costs, expenses and fees in connection with the registration of these shares of Class A Common Stock, including with regard to compliance with state securities or “blue sky” laws. The selling stockholders will bear all commissions and discounts, if any, attributable to their sale of shares of Class A Common Stock. See “Plan of Distribution” beginning on page 12 of this prospectus.

Our Class A Common Stock is quoted on The NASDAQ Capital Market (“NASDAQ”) under the symbol “CDEV.” On April 10, 2017 the closing price of our Class A Common Stock was $19.53. As of April 10, 2017, we had 207,595,078 shares of Class A Common Stock issued and outstanding.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

INVESTING IN THESE SECURITIES INVOLVES CERTAIN RISKS. SEE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND “RISK FACTORS” IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 17, 2017

You should rely only on the information contained in this prospectus, any prospectus supplement or in any free writing prospectus we may authorize to be delivered or made available to you. We have not, and the selling stockholders have not, authorized anyone to provide you with different information. We and the selling stockholders are not offering to sell, or seeking offers to buy, shares of our Class A Common Stock in jurisdictions where offers and sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our Class A Common Stock.

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INDUSTRY AND MARKET DATA

The market data and certain other statistical information used throughout this prospectus are based on independent industry publications, government publications and other published independent sources. Although we believe these third-party sources are reliable as of their respective dates, neither we nor the selling stockholders have independently verified the accuracy or completeness of this information. Some data is also based on our good faith estimates. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section entitled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these publications.

TRADEMARKS AND TRADE NAMES

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus may also contain trademarks, service marks and trade names of third parties, that are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and does not imply, a relationship with us or an endorsement or sponsorship by or of us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

GLOSSARY

Unless the context otherwise requires, references in this prospectus to:

•

“Business Combination” are to our acquisition of approximately 89% of the outstanding membership interests in CRP from the Centennial Contributors, which closed on October 11, 2016, and the other transactions contemplated by the Contribution Agreement;

•	“Celero” are to Celero Energy Company, LP, a Delaware limited partnership;

•	“Centennial Contributors” are to CRD, NGP Follow-On and Celero, collectively;

•

“Centennial Holder Shares” are to 20,000,000 shares of Class A Common Stock that have been or may be issued from time to time to certain members of CRP upon the redemption or exchange by such members of CRP Common Units for shares of Class A Common Stock pursuant to the limited liability company agreement of CRP;

•

The “Company,” “we,” “our” or “us” are to (a) Centennial Resource Development, Inc. and its subsidiaries, including CRP, following the closing of the Business Combination and (b) Silver Run Acquisition Corporation prior to the closing of the Business Combination;

•	“Class A Common Stock” are to our Class A Common Stock, par value $0.0001 per share;

•	“Class C Common Stock” are to our Class C Common Stock, par value $0.0001 per share, which were issued to the Centennial Contributors in connection with the Business Combination;

•	“CRD” are to Centennial Resource Development, LLC, a Delaware limited liability company;

•	“CRP” are to Centennial Resource Production, LLC, a Delaware limited liability company;

•	“CRP Common Units” are to units representing common membership interests in CRP;

•

“founder shares” are to shares of our Class B Common Stock purchased by our Sponsor in a private placement prior to our IPO, which were converted into shares of Class A Common Stock on a one-for-one basis in connection with the closing of the Business Combination;

•	“initial stockholders” are to holders of our founder shares prior to our IPO, including our Sponsor and our independent directors prior to the Business Combination;

•	“IPO” are to our initial public offering of Units, which closed on February 29, 2016;

•	“NGP Follow-On” are to NGP Centennial Follow-On LLC, a Delaware limited liability company;

•	“Private Placement Warrants” are to our 8,000,000 outstanding warrants that were purchased by our Sponsor in a private placement simultaneously with the closing of our IPO;

•	“Public Warrants” are to the warrants sold as part of the Units in our IPO;

•	“Riverstone” are to Riverstone Investment Group LLC and its affiliates, including our Sponsor, collectively;

•	“Riverstone Purchasers” are to Riverstone VI Centennial QB Holdings, L.P., Riverstone Non-ECI USRPI AIV, L.P. and REL US Centennial Holdings, LLC, which are affiliates of Riverstone;

•	“Series B Preferred Stock” are to our Series B Preferred Stock, par value $0.0001 per share;

•

“Silverback Acquisition” are to our acquisition of leasehold interests and related upstream assets in Reeves County, Texas from Silverback Exploration, LLC and Silverback Operating, LLC, which closed on December 28, 2016;

•	“Sponsor” are to our sponsor, Silver Run Sponsor, LLC, a Delaware limited liability company and an affiliate of Riverstone;

•	“Units” are to our units sold in our IPO, each of which consisted of one share of Class A Common Stock and one-third of one Public Warrant; and

•	“voting common stock” are to our Class A Common Stock and Class C Common Stock.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements.

Our Company

Corporate History

We were originally formed in November 2015 as a special purpose acquisition company under the name Silver Run Acquisition Corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving us and one or more businesses.

On February 29, 2016, we consummated our initial public offering (our “IPO”) of units (the “Units”) each consisting of one share of Class A Common Stock and one-third of one warrant (each, a “Public Warrant”). On October 11, 2016 (the “Business Combination Closing Date”), we consummated the acquisition of approximately 89% of the outstanding membership interests in Centennial Resource Production, LLC, a Delaware limited liability company (“CRP” and such acquisition, the “Business Combination”).

CRP was formed in August 2012 by an affiliate of Natural Gas Partners, a family of energy-focused private equity investment funds, in connection with the acquisition of all of the oil and natural gas properties and certain other assets of Celero, which was formed in 2006 to focus on the development and acquisition of oil and natural gas properties in Texas and New Mexico, primarily in the Permian Basin in West Texas. Until the closing of the Business Combination, CRP operated as a privately-held independent oil and natural gas company.

Our Class A Common Stock trades on The NASDAQ Capital Market (“NASDAQ”) under the ticker symbol “CDEV.” The Units automatically separated into their component securities prior to or upon the closing of the Business Combination and, as a result, no longer trade as a separate security. On March 1, 2017, we delivered a notice of redemption to holders of the Public Warrants announcing that any Public Warrants that remained unexercised and outstanding on March 31, 2017 (the “Redemption Date”) would be redeemed for $0.01 per Public Warrant. Following the Redemption Date, all of our Public Warrants were either exercised for shares of Class A Common Stock or redeemed for $0.01 per Public Warrant and, as a result, the Public Warrants no longer trade on NASDAQ.

Business Overview

Our only significant asset is our current ownership of an approximate 92% membership interest in CRP. We are an independent oil and natural gas company focused on the development of unconventional oil and associated liquids-rich natural gas reserves in the Permian Basin. Our assets are concentrated in the Delaware Basin, a sub-basin of the Permian Basin, and our properties consist of large, contiguous acreage blocks in Reeves, Ward and Pecos counties in West Texas.

Our principal business objective is to increase shareholder value by building a premier development company focused on horizontal drilling in the Delaware Basin. We intend to grow our production and oil and natural gas reserves by developing our acreage in Ward and Reeves Counties with an increased focus on optimizing completions, improving drilling results and drilling extended laterals. We also intend to grow our production and reserves through acquisitions that meet our strategic and financial objectives.

As of December 31, 2016, our portfolio included 106 operated producing horizontal wells. The horizontal wells span an area approximately 45 miles long by 20 miles wide where we have established commercial production in five distinct zones: the 3rd Bone Spring Sandstone, Upper Wolfcamp A, Lower Wolfcamp A, Wolfcamp B and Wolfcamp C. As a result, we have broadly appraised this acreage across various geographic areas and stratigraphic zones, which we expect will allow us to efficiently develop our drilling inventory with a focus on maximizing returns to our stockholders. In addition, we believe this acreage may be prospective for the 2nd and 3rd Bone Spring shales and Avalon Shale, where other operators have experienced drilling success near our acreage.

As of December 31, 2016, we have leased or acquired approximately 76,067 net acres, approximately 85% of which we operate. Our acreage is predominantly located in the southern portion of the Delaware Basin, where production and reserves typically contain a higher percentage of oil and natural gas liquids and a correspondingly lower percentage of natural gas compared to the northern area of the Delaware Basin. After temporarily suspending drilling activity at the end of March 2016 to preserve capital, we added one horizontal rig in June 2016, a second horizontal rig in September 2016 and a third horizontal rig in October 2016. After closing the Silverback Acquisition on December 28, 2016, we had four rigs operating. During 2016, we placed 10 gross operated horizontal wells on production. Our development drilling plan is comprised exclusively of horizontal drilling with an ongoing focus on optimizing completions, reducing drilling times and reducing costs.

Organizational Structure

The following diagram illustrates the current ownership structure of the Company:

(1)

The Company intends to hold a special meeting of its stockholders in the second quarter of 2017 to vote on the approval of the issuance of shares of Class A Common Stock upon conversion of our outstanding shares of Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”).

(2)

CRD, one of the Centennial Contributors, also owns one share of our Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), which does not have any voting rights (other than the right to nominate and elect one director to our board of directors) or rights with respect to dividends but is entitled to preferred distributions in liquidation in the amount of $0.0001 per share.

Additional Information

Our principal executive offices are located at 1401 Seventeenth Street, Suite 1000, Denver, Colorado 80202, and our telephone number is (720) 441-5515. Our website is www.cdevinc.com. Information on our website or any other website is not incorporated by reference into, and does not constitute a part of, this prospectus.

Our Emerging Growth Company Status

As a company with less than $1.0 billion in revenue during its last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. As an emerging growth company, we may, for up to five years, take advantage of specified exemptions from reporting and other regulatory requirements that are otherwise applicable generally to public companies. These exemptions include:

•	the presentation of only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

•	deferral of the auditor attestation requirement on the effectiveness of our system of internal control over financial reporting;

•	exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;

•

exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; and

•	reduced disclosure about executive compensation arrangements.

We may take advantage of these provisions until we are no longer an emerging growth company, which will occur on the earliest of (i) the last day of the fiscal year following February 29, 2021, the fifth anniversary of our IPO, (ii) the last day of the fiscal year in which we have more than $1.0 billion in annual revenue, (iii) the date on which we issue more than $1.0 billion of non-convertible debt over a three-year period and (iv) the date on which we are deemed to be a “large accelerated filer,” as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have elected to take advantage of each of the exemptions for emerging growth companies, other than the presentation of only two years of audited financial statements and related Management’s Discussion and Analysis of Financial Conditions and Results of Operations.

Accordingly, the information that we provide you may be different than what you may receive from other public companies in which you hold equity interests.

The Offering

We are registering the resale of 119,747,700 shares of Class A Common Stock by the selling stockholders named in this prospectus, or their permitted transferees.

Shares Offered by the Selling Stockholders	We are registering 119,747,700 shares of Class A Common Stock to be offered by the selling stockholders named herein, which includes 20,000,000 Centennial Holder Shares and 99,747,700 Private Placement Shares.

Terms of the Offering	The selling stockholders will determine when and how they will dispose of the shares of Class A Common Stock registered under this prospectus for resale.

Shares Outstanding Prior to This Offering (1)(2)	As of April 10, 2017, we had issued and outstanding (i) 207,595,078 shares of Class A Common Stock, (ii) 19,155,921 shares of Class C Common Stock, (iii) 1 share of Series A Preferred Stock and (iv) 104,400 shares of Series B Preferred Stock.

Shares Outstanding After This Offering (1)(2)	(i) 226,750,999 shares of Class A Common Stock, (ii) 1 share of Series A Preferred Stock and (iii) 104,400 shares of Series B Preferred Stock.

Use of Proceeds	We will not receive any of the proceeds from the sale of shares of Class A Common Stock by the selling stockholders.

Trading Market and Ticker Symbol	Our Class A Common Stock is listed on NASDAQ under the symbol “CDEV.”

(1)

The number of shares of Class A Common Stock does not include (i) the 15,974,937 shares of Class A Common Stock available for future issuance under the Centennial Resource Development, Inc. 2016 Long Term Incentive Plan or (ii) the 8,000,000 shares of Class A Common Stock issuable upon exercise of the Private Placement Warrants.

(2)

The number of shares of Class A Common Stock does not include 26,100,000 shares of Class A Common Stock issuable upon conversion of 104,400 outstanding shares of Series B Preferred Stock as of April 10, 2017. For additional information concerning the offering, see “Plan of Distribution” beginning on page 12.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risk factors and all of the other information included in or incorporated by reference into this prospectus, including those in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and in subsequent filings, before deciding whether to purchase any of our securities. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission (the “SEC”) in the future. Any of these risks may have a material adverse effect on our business, financial condition, results of operations and cash flows and our prospects could be harmed. In that event, the price of our securities could decline and you could lose part or all of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus constitute “forward-looking statements.” All statements, other than statements of historical fact included in this prospectus, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors.”

Forward-looking statements may include statements about:

•	our business strategy;

•	our reserves;

•	our drilling prospects, inventories, projects and programs;

•	our ability to replace the reserves we produce through drilling and property acquisitions;

•	our financial strategy, liquidity and capital required for our development program;

•	our realized oil, natural gas and natural gas liquids (“NGL”) prices;

•	the timing and amount of our future production of oil, natural gas and NGLs;

•	our hedging strategy and results;

•	our future drilling plans;

•	our competition and government regulations;

•	our ability to obtain permits and governmental approvals;

•	our pending legal or environmental matters;

•	our marketing of oil, natural gas and NGLs;

•	our leasehold or business acquisitions;

•	our costs of developing our properties;

•	general economic conditions;

•	credit markets;

•	uncertainty regarding our future operating results; and

•	our plans, objectives, expectations and intentions contained in this prospectus that are not historical.

We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the development, production, gathering and sale of oil and natural gas. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures and the other risks described under the heading “Risk Factors.”

Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered.

Should one or more of the risks or uncertainties described in this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of Class A Common Stock by the selling stockholders named herein.

DETERMINATION OF OFFERING PRICE

Our Class A Common Stock is listed on NASDAQ under the symbol “CDEV.” The actual offering price by the selling stockholders of the shares of Class A Common Stock covered by this prospectus will be determined by prevailing market prices at the time of sale, by private transactions negotiated by the selling stockholders or as otherwise described in the section entitled “Plan of Distribution.”

SELLING STOCKHOLDERS

The selling stockholders may offer and sell, from time to time, any or all of the shares of Class A Common Stock being offered for resale by this prospectus, which includes 99,747,700 Private Placement Shares and 20,000,000 Centennial Holder Shares. The term “selling stockholders” includes the stockholders listed in the table below and their permitted transferees. The Private Placement Shares and Centennial Holder Shares are being registered by the registration statement of which this prospectus forms a part pursuant to the Registration Rights Agreement entered into in connection with the Business Combination.

The following table provides, as of April 10, 2017, information regarding the beneficial ownership of our Class A Common Stock and Class C Common Stock held by each selling stockholder, the number of shares of Class A Common Stock that may be sold by each selling stockholder under this prospectus and that each selling stockholder will beneficially own after this offering.

Because each selling stockholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a selling stockholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the selling stockholders and further assumed that the selling stockholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

We may amend or supplement this prospectus from time to time in the future to update or change this selling stockholders list and the securities that may be resold.

Please see the section entitled “Plan of Distribution” for further information regarding the stockholders’ method of distributing these shares.

	Number of Shares of Common Stock Owned Prior to Offering			Maximum Number of Shares of Class A Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Class A Common Stock Owned After Offering
Name of Selling Stockholder	Class A Common Stock		Class C Common Stock
Riverstone VI Centennial QB Holdings, L.P.	80,819,780	(1)	—	59,205,000	21,614,780	(1)
REL US Centennial Holdings, LLC	23,888,921	(1)	—	17,500,000	6,388,921	(1)
Riverstone Non-ECI USRPI AIV, L.P.	5,869,889	(1)	—	4,300,000	1,569,889	(1)
Centennial Resource Development, LLC (2)	—		12,227,062	12,227,062	—
Celero Energy Company, LP (2)	—		4,246,898	4,246,898	—
NGP Centennial Follow-On LLC (2)	—		2,681,961	2,681,961	—
CP VI-A Centennial, L.P.	844,079		—	844,079	—
Funds advised by Capital Research and Management Company	16,221,622		—	10,000,000	6,221,622
Fidelity Contrafund: Fidelity Advisor Series Opportunistic Insights Fund	131,575		—	40,200	91,375
Fidelity Contrafund: Fidelity Contrafund	15,866,777		—	5,188,000	10,678,777
Fidelity Contrafund Commingled Pool	1,997,839		—	512,900	1,484,939
Fidelity Contrafund: Fidelity Advisor New Insights Fund	3,196,912		—	1,224,500	1,972,412
Fidelity Contrafund: Fidelity Series Opportunistic Insights Fund	878,746		—	278,900	599,846
Variable Insurance Products Fund III: Balanced Portfolio	153,400		—	81,400	72,000
Fidelity Puritan Trust: Fidelity Balanced Fund	1,291,300		—	651,800	639,500
Variable Insurance Products Fund II: Contrafund Portfolio	850,500		—	450,500	400,000
Fidelity Advisor Series I: Fidelity Advisor Balanced Fund	108,300		—	56,000	52,300
Fidelity Select Portfolios: Energy Portfolio	115,200		—	115,200	—
Variable Insurance Products Fund IV: Energy Portfolio	14,400		—	14,400	—
Fidelity Central Investment Portfolios LLC: Fidelity Energy Central Fund	45,400		—	45,400	—
Fidelity Advisor Series VII: Fidelity Advisor Energy Fund	45,200		—	45,200	—
Fidelity Select Portfolios: Natural Resources Portfolio	38,300		—	38,300	—

(1)

Includes 19,076,000, 5,638,500 and 1,385,500 shares of Class A Common Stock issuable to Riverstone VI Centennial QB Holdings, L.P., REL US Centennial Holdings, LLC and Riverstone Non-ECI USRPI AIV, L.P., upon conversion of 76,304, 22,554 and 5,542 shares of Series B Preferred Stock, respectively.

(2)

Pursuant to the terms of the limited liability company agreement of CRP, each of CRD, Celero and NGP Follow-On has the right to cause CRP to redeem all or a portion of their CRP Common Units in exchange for shares of our Class A Common Stock or, at CRP’s option, an equivalent amount of cash; provided that we may, at our option, effect a direct exchange of such cash or Class A Common Stock for such CRP Common Units in lieu of such a redemption by CRP. As of March 17, 2017, CRD, Celero and NGP Follow-On own 12,227,062, 4,246,898 and 2,681,961 CRP Common Units, respectively. Upon future redemption or exchange of CRP Common Units held by CRD, Celero or NGP Follow-On, a corresponding number of shares of Class C Common Stock will be canceled.

PLAN OF DISTRIBUTION

We are registering the resale of shares of Class A Common Stock by the selling stockholders named herein. The selling stockholders, which as used herein includes their permitted transferees, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Class A Common Stock on NASDAQ or any other stock exchange, market or trading facility on which such shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of their shares of Class A Common Stock:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	in underwriting transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price;

•	distribution to members, limited partners or stockholders of selling stockholders;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Class A Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell their shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer their shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of shares of our Class A Common Stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities in the course of hedging the positions they assume. The selling stockholders may also sell their securities short and deliver these securities to close out their short positions, or loan or pledge such securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the shares of Class A Common Stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the shares of Class A Common Stock offered by them will be the purchase price of the share less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of their shares of Class A Common Stock to be made directly or through agents. We will not receive any of the proceeds from the resale of shares of Class A Common Stock being offered by the selling stockholders named herein.

The selling stockholders also may resell all or a portion of their shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the offered shares of Class A Common Stock for whom they may act as agents. In addition, underwriters may sell the shares of Class A Common Stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling stockholders and any underwriters, dealers or agents participating in a distribution of the shares of Class A Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares of Class A Common Stock by the selling stockholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

To the extent required, the shares of Class A Common Stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

Blue Sky Restrictions on Resale

In order to comply with the securities laws of some states, if applicable, our shares of Class A Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states our shares of Class A Common Stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

If a selling stockholder wants to sell its shares of Class A Common Stock under this prospectus in the United States, the selling stockholders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales. All states offer a variety of exemptions from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Exchange Act or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a selling stockholder will be able to advise a selling stockholder in which states shares of Class A Common Stock are exempt from registration for secondary sales.

Any person who purchases shares of Class A Common Stock from a selling stockholder offered by this prospectus who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement that includes this prospectus becomes effective, and a selling stockholder indicates in which state(s) it desires to sell its shares of Class A Common Stock we will be able to identify whether the selling stockholder will need to register or will be able to rely on an exemption therefrom.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of their shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify, to the extent permitted by law, the selling stockholders (and each selling stockholder’s officers and directors and each person who controls such selling stockholder) against liabilities caused by any untrue or alleged untrue statement of material fact contained in this prospectus or the registration statement of which this prospectus forms a part (including any amendment or supplement thereof) or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such selling stockholder expressly for use herein. We have also agreed with the Riverstone private investor and the Centennial Contributors to keep the registration statement of which this prospectus forms a part effective until the earlier of (i) the date on which all of their shares are disposed of pursuant to this prospectus; (ii) such shares shall have been otherwise transferred, new certificates for such shares not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such shares shall not require registration under the Securities Act; (iii) such shares shall have ceased to be outstanding; or (iv) such shares have been sold without registration pursuant to Rule 144 promulgated under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of Class A Common Stock covered by this prospectus, including with regard to compliance with state securities or Blue Sky laws. Otherwise, all discounts, commissions or fees incurred in connection with the sale of shares of Class A Common Stock offered hereby will be paid by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

The Company has authorized 621,000,000 shares of capital stock, consisting of (a) 620,000,000 shares of common stock, including (i) 600,000,000 shares of Class A Common Stock and (ii) 20,000,000 shares of Class C Common Stock, and (b) 1,000,000 shares of preferred stock, including one share of Series A Preferred Stock and 104,400 shares of Series B Preferred Stock.

Class A Common Stock

Holders of the Company’s Class A Common Stock are entitled to one vote for each share held on all matters to be voted on by the Company’s stockholders. Holders of the Class A Common Stock and holders of the Class C Common Stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders, except as required by law. Unless specified in the Company’s second amended and restated charter (the “Charter”) (including any certificate of designation of preferred stock) or amended and restated bylaws (the “Bylaws”), or as required by applicable provisions of the Delaware General Corporation Law or applicable stock exchange rules, the affirmative vote of a majority of the Company’s shares of common stock that are voted is required to approve any such matter voted on by the Company’s stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors (subject to the right of the holder of our Series A Preferred Stock to nominate and elect one director). Subject to the rights of the holders of any outstanding series of preferred stock, the Company’s stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

In the event of a liquidation, dissolution or winding up of the Company, the holders of the Class A Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the Class A Common Stock. The Company’s stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the Class A Common Stock.

Class C Common Stock

In connection with the Business Combination, we issued 20,000,000 shares of Class C Common Stock to the Centennial Contributors. Holders of Class C Common Stock, together with holders of Class A Common Stock voting as a single class, will have the right to vote on all matters properly submitted to a vote of the stockholders. In addition, the holders of Class C Common Stock, voting as a separate class, will be entitled to approve any amendment, alteration or repeal of any provision of our Charter that would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class C Common Stock. Holders of Class C Common Stock will not be entitled to any dividends from the Company and will not be entitled to receive any of our assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs.

Shares of Class C Common Stock may be issued only to the Centennial Contributors, their respective successors and assigns, as well as any permitted transferees of the Centennial Contributors. A holder of Class C Common Stock may transfer shares of Class C Common Stock to any transferee (other than the Company) only if such holder also simultaneously transfers an equal number of such holder’s CRP Common Units to such transferee in compliance with the amended and restated limited liability company agreement of CRP. The Centennial Contributors generally have the right to cause CRP to redeem all or a portion of their CRP Common Units in exchange for shares of the Company’s Class A Common Stock or, at CRP’s option, an equivalent amount of cash. The Company may, however, at its option, effect a direct exchange of cash or Class A Common Stock for such CRP Common Units in lieu of such a redemption by CRP. Upon the future redemption or exchange of CRP Common Units held by a Centennial Contributor, a corresponding number of shares of Class C Common Stock will be canceled.

Series A Preferred Stock

In connection with the Business Combination, we also issued one share of Series A Preferred Stock to CRD. CRD, as the holder of the Series A Preferred Stock, will not be entitled to any dividends from the Company, but will be entitled to preferred distributions in liquidation in the amount of $0.0001 per share of Series A Preferred Stock and will have a limited voting right as described below. The Series A Preferred Stock will be redeemable by us (a) at such time as CRD and its affiliates cease to own, in the aggregate, at least 5,000,000 CRP Common Units and/or shares of Class A Common Stock (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and other similar transactions), (b) at any time at CRD’s option or (c) upon a breach by CRD of the transfer restrictions relating to the Series A Preferred Stock. In addition, for so long as the Series A Preferred Stock remains outstanding, CRD will be entitled to nominate one director for election to our board of directors in connection with any vote of our stockholders for the election of directors, and the vote of CRD will be the only vote required to elect such nominee to our board.

Series B Preferred Stock

In connection with the Silverback Acquisition, we issued 104,400 shares of Series B Preferred Stock to the Riverstone Purchasers. The shares of Series B Preferred Stock are automatically convertible into shares of Class A Common Stock on a 250-to-1 basis (subject to adjustments for stock splits, stock dividends, reorganization, recapitalizations and the like) at such time as we receive the approval of our stockholders for the issuance of the shares of Class A Common Stock upon the conversion. Holders of the Series B Preferred Stock are not entitled to dividends, except that such holders will be entitled to pro rata participation in any dividends paid on shares of the Class A Common Stock on an as-converted basis whether or not the shares of Series B Preferred Stock are then entitled to conversion. Prior to the date of the special meeting of the Company’s stockholders held to seek the stockholder approval described above, no holder of Series B Preferred Stock may sell, contract to sell, pledge or otherwise dispose of any shares of Series B Preferred Stock without the prior written consent of the Company, except to an affiliate of such holder or the Company or a subsidiary thereof.

Holders of Series B Preferred Stock generally will not have any voting rights, except as required by law. Notwithstanding the foregoing, the affirmative vote of holders of a majority of the Series B Preferred Stock then outstanding, voting as a separate class, is required to (a) approve any amendment, alteration or repeal of any provision of the Certificate of Designation relating to the Series B Preferred Stock or the Charter that adversely affects the rights, preferences, privileges or voting powers of the Series B Preferred Stock or (b) authorize the issuance of any senior securities or parity securities. With respect to any matter on which the holders of Series B Preferred Stock are entitled to vote, each share of Series B Preferred Stock will be entitled to one vote on such matter.

Beginning on the third anniversary of the closing date of the Silverback Acquisition, the Company will have the right, but not the obligation, to redeem all (but not less than all) of each holder’s shares of Series B Preferred Stock for a redemption price per share, determined on an as-converted basis, equal to the average of the last reported sale price for a share of Class A Common Stock on NASDAQ for each of the last 10 consecutive trading days prior to the redemption date or, if such shares are no longer traded, at the fair market value of the Class A Common Stock, as determined in good faith by the Board of Directors of the Company.

In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company (each a “Liquidation Event”), holders of the Series B Preferred Stock will first be entitled to receive the liquidation preference per share of $0.0001 (the “Liquidation Preference”) before any distribution of assets is made to holders of any junior securities. If, in the event of a Liquidation Event, after payment of any amounts to be paid in respect of any senior securities, the Company’s assets available for distribution are insufficient to fully pay the liquidation payments owing to the holders of the Series B Preferred Stock and the holders of any parity securities, the holders of the Series B Preferred Stock and such parity securities will share ratably in the distribution of the Company’s assets in proportion to the full liquidating distributions to which they would otherwise have been respectively entitled. After the payment of the Liquidation Preference to the holders of the Series B Preferred Stock (and payment of any amount to be paid in respect of any senior securities and any parity securities), the remaining assets of the Company will be distributed ratably to the holders of the Class A Common Stock and the Series B Preferred Stock on an as-converted basis whether or not the shares of Series B Preferred Stock are then entitled to conversion (and any other participating equity securities of the Company). A Liquidation Event will not include (i) the merger or consolidation of the Company with any other entity, including a merger or consolidation in which the holders of the Series B Preferred Stock receive cash, securities or property for their shares, the sale, lease or exchange of all or substantially all of the Company’s assets for cash, securities or other property, (ii) the conversion of the Company into another legal entity or (iii) the sale of all or substantially all of the assets of the Company to an affiliate in connection with a reorganization or liquidation.

Prior to the consummation of any recapitalization, reorganization, consolidation, merger, spin-off or other business combination in which the holders of shares of Class A Common Stock are to receive cash, securities or property for their shares (a “Corporate Event”), the Company will make appropriate provision to ensure that the holders of the Series B Preferred Stock receive in such Corporate Event a preferred security, issued by the entity surviving or resulting from such Corporate Event and containing provisions substantially equivalent to the provisions set forth in the Certificate of Designation relating to the Series B Preferred Stock without abridgement, including, without limitation, the same rights, preferences, privileges or voting powers that shares of the Series B Preferred Stock had immediately prior to such Corporate Event (the “Survivor Preferred Security”).

If the Company desires to enter into a Corporate Event that will result in holders of shares of Class A Common Stock receiving exclusively cash consideration as a result thereof (a “Cash Event”), the Company will use its commercially reasonable efforts to ensure that the parties to such Cash Event enter into documentation that provides that upon conversion of a share of Survivor Preferred Security, the holder thereof shall be entitled to receive, in lieu of such cash, a share or shares of common equity of the entity surviving or resulting from the Cash Event. Each such Survivor Preferred Security will initially (that is, immediately after the effective time of the Cash Event) entitle the holder to convert such Survivor Preferred Security into a number of shares of common equity of the entity surviving or resulting from the Cash Event that are equivalent in fair market value to the cash amount that would otherwise have been received by the holder had such holder’s shares of Series B Preferred Stock been converted into shares of Class A Common Stock immediately prior to the Cash Event.

Private Placement Warrants

Each whole Private Placement Warrant purchased by our Sponsor in a private placement that occurred simultaneously with the closing of our IPO entitles the registered holder to purchase one whole share of our Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below. Pursuant to the warrant agreement, a warrant holder may exercise its Private Placement Warrants only for a whole number of shares of Class A Common Stock. No fractional Private Placement Warrants were issued. The Private Placement Warrants will expire five years after the Business Combination Closing Date, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a Private Placement Warrant and will have no obligation to settle the exercise of a Private Placement Warrant unless a registration statement registering the issuance of such shares of Class A Common Stock is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations described below with respect to registration. No Private Placement Warrant will be exercisable and the Company will not be obligated to issue shares of Class A Common Stock upon exercise of a Private Placement Warrant unless Class A Common Stock issuable upon such exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Private Placement Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Private

Placement Warrant, the holder of such Private Placement Warrant will not be entitled to exercise such Private Placement Warrant and such Private Placement Warrant may have no value and expire worthless.

The Private Placement Warrants are not redeemable by the Company so long as they are held by our Sponsor or its permitted transferees. If the Private Placement Warrants are held by holders other than our Sponsor or its permitted transferees, the Company may call the Private Placement Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per Private Placement Warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each Private Placement Warrant holder; and

•

if, and only if, the reported last sale price of the Class A Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the Private Placement Warrant holders.

If and when the Private Placement Warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

The Company established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Private Placement Warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the Private Placement Warrants, each Private Placement Warrant holder will be entitled to exercise its Private Placement Warrant prior to the scheduled redemption date. However, the price of the Class A Common Stock may fall below the $18.00 redemption trigger price as well as the $11.50 Private Placement Warrant exercise price after the redemption notice is issued.

If the Company calls the Private Placement Warrants for redemption as described above, the Company’s management will have the option to require any holder that wishes to exercise its Private Placement Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Private Placement Warrants on a “cashless basis,” the Company’s management will consider, among other factors, its cash position, the number of Private Placement Warrants that are outstanding and the dilutive effect on its stockholders of issuing the maximum number of shares of Class A Common Stock issuable upon the exercise of its Private Placement Warrants. If the Company’s management takes advantage of this option, all holders of Private Placement Warrants would pay the exercise price by surrendering their Private Placement Warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Private Placement Warrants, multiplied by the difference between the exercise price of the Private Placement Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Private Placement Warrants. If the Company’s management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Common Stock to be received upon exercise of the Private Placement Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Private Placement Warrant redemption. The Company believes this feature is an attractive option to the Company if it does not need the cash from the exercise of the Private Placement Warrants.

So long as the Private Placement Warrants are held by our Sponsor or its permitted transferees, the holders of the Private Placement Warrants may elect to exercise them on a cashless basis, using the same formula described above that other Private Placement Warrant holders would have been required to use had the Company required the exercise of their Private Placement Warrants on a cashless basis in connection with a redemption. The reason that the Company has agreed that the Private Placement Warrants will be exercisable on a cashless basis so long as they are held by our Sponsor or its permitted transferees is because it was not known at the time of issuance whether our Sponsor would be affiliated with the Company following an initial business combination. If our Sponsor remains affiliated with the Company, its ability to sell the Company’s securities in the open market will be significantly limited. The Company has policies in place that prohibit insiders from selling the Company’s securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell the Company’s securities, an insider cannot trade in the Company’s securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could sell the shares of Class A Common Stock issuable upon exercise of the Public Warrants issued in our IPO freely in the open market, the insiders could be significantly restricted from doing so. As a result, the Company believes that allowing the holders to exercise the Private Placement Warrants on a cashless basis is appropriate.

A holder of a Private Placement Warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Private Placement Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Class A Common Stock is increased by a stock dividend payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each Private Placement Warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering to holders of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if the Company, at any time while the Private Placement Warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of Class A Common Stock on account of such shares of Class A Common Stock (or other shares of the Company’s capital stock into which the Private Placement Warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the Private Placement Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.

If the number of outstanding shares of Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each Private Placement Warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the Private Placement Warrants is adjusted, as described above, the Private Placement Warrant exercise price will be adjusted by multiplying the exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the Private Placement Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the Company’s outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the Private Placement Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Private Placement Warrants and in lieu of the shares of Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Private Placement Warrants would have received if such holder had exercised their Private Placement Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Private Placement Warrant properly exercises the Private Placement Warrant within 30 days following public disclosure of such transaction, the Private Placement Warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the Private Placement Warrant.

The Private Placement Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the Company, for the number of Private Placement Warrants being exercised. The Private Placement Warrant holders do not have the rights or privileges of holders of Class A Common Stock and any voting rights until they exercise their Private Placement Warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the Private Placement Warrants, each holder will be entitled to one vote for each share of Class A Common Stock held of record on all matters to be voted on by stockholders.

No fractional shares of Class A Common Stock will be issued upon exercise of the Private Placement Warrants. If, upon exercise of the Private Placement Warrants, a holder would be entitled to receive a fractional interest in a share of Class A Common Stock, the Company will, upon exercise, round down to the nearest whole number of shares of Class A Common Stock to be issued to the Private Placement Warrant holder.

The Private Placement Warrants were sold in a private placement pursuant to a purchase agreement between us and our Sponsor and have the terms set forth in a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company.

Our Transfer Agent and Warrant Agent

The transfer agent for our Class A Common Stock, Class C Common Stock and Series B Preferred Stock and warrant agent for the Private Placement Warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law and our Charter and Bylaws

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Under our Charter, our board of directors is classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval (including a specified future issuance) and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Special Meeting of Stockholders

Our Bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our Chief Executive Officer or by our Chairman.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our Class A Common Stock or Private Placement Warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our Class A Common Stock or Private Placement Warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of Class A Common Stock then outstanding; or

•	the average weekly reported trading volume of the Class A Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, if we have filed all Exchange Act reports and materials as set forth in the third bullet of the preceding paragraph, then any holder of restricted shares of our Class A Common Stock or Private Placement Warrants (including our initial stockholders with respect to their founder shares and Private Placement Warrants) will be able to sell such shares or Private Placement Warrants, as applicable, pursuant to Rule 144 without registration after October 11, 2017 (one year following the closing of the Business Combination).

Listing of Securities

The Company’s Class A Common Stock is currently quoted on NASDAQ under the symbol “CDEV.”

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our Class A Common Stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury regulations promulgated thereunder (“Treasury Regulations”), judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case as in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our Class A Common Stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our Class A Common Stock.

This discussion is limited to Non-U.S. Holders that hold our Class A Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	persons holding our Class A Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships, or other entities or arrangements treated as partnerships for U.S. federal income tax purposes;

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our Class A Common Stock under the constructive sale provisions of the Code;

•	persons who hold or receive our Class A Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

•	tax-qualified retirement plans.

If an entity treated as a partnership for U.S. federal income tax purposes holds our Class A Common Stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our Class A Common Stock and partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our Class A Common Stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

As described in the section entitled “Dividend Policy” we do not anticipate declaring or paying dividends to holders of our Class A Common Stock in the foreseeable future. However, if we do make distributions of cash or property on our Class A Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Class A Common Stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder of our Class A Common Stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include such effectively connected dividends. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Class A Common Stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•

our Class A Common Stock constitutes a United States real property interest (“USRPI”) by reason of our status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes. Generally, a domestic corporation is a USRPHC if the fair market value of its USRPIs equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in its trade or business.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (adjusted for certain items), which will include such effectively connected gain.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe that we currently are, and expect to remain for the foreseeable future, a USRPHC for U.S. federal income tax purposes. However, a Non-U.S. Holder of our Class A Common Stock generally will not be subject to U.S. net federal income tax as a result of our being a USRPHC if our Class A Common Stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually or constructively, 5% or less of our Class A Common Stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period. If our Class A Common Stock is not considered to be so traded, a Non-U.S. Holder generally would be subject to net U.S. federal income tax on the gain realized on a disposition of our Class A Common Stock as a result of our being a USRPHC and generally would be required to file a U.S. federal income tax return. Additionally, a 15% withholding tax would apply to the gross proceeds from such disposition.

Non-U.S. Holders should also consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our Class A Common Stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the Non-U.S. Holder is a United States person and the Non-U.S. Holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our Class A Common Stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Class A Common Stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such Non-U.S. Holder is a United States person, or the Non-U.S. Holder otherwise establishes an exemption. Proceeds of a disposition of our Class A Common Stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, our Class A Common Stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each direct and indirect substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as IRS Form W-8BEN-E). If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our Class A Common Stock, and will apply to payments of gross proceeds from the sale or other disposition of such stock on or after January 1, 2019.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our Class A Common Stock.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Latham & Watkins LLP of Houston, Texas. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Centennial Resource Development, Inc. and its subsidiaries (the Company) as of December 31, 2016 (Successor Company balance sheet) and 2015 (Predecessor Company balance sheet) and for the period from October 11, 2016 through December 31, 2016 (Successor Company operations) and the period from January 1, 2016 through October 10, 2016 and for each of the two years in the period ended December 31, 2015 (Predecessor Company operations) incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Estimates of our oil and natural gas reserves and related future net cash flows related to our properties as of December 31, 2016, December 31, 2015 and December 31, 2014 incorporated by reference in this prospectus and registration statement were based upon a reserve report prepared by our independent petroleum engineer, Netherland, Sewell & Associates, Inc. We have incorporated these estimates in reliance on the authority of such firm as an expert in such matters.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents and all documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) pursuant to the Exchange Act on or after the date of this prospectus and prior to the termination of the offering under this prospectus or any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 23, 2017;

•

our Current Reports on Form 8-K filed with the SEC on January 4, 2017, February 1, 2017, February 14, 2017, February 27, 2017, March  22, 2017, March 28, 2017 and April 6, 2017 and our Current Report on Form 8-K/A filed with the SEC on March 23, 2017; and

•

the description of our Class  A Common Stock as set forth in our registration statement on Form 8-A (File No. 001-37697), filed with the SEC on February 17, 2016, pursuant to Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated be reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address: 1401 Seventeenth Street, Suite 1000, Denver, Colorado 80202, email address: ir@cdevinc.com, or telephone number: (346) 309-0205.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of Class A Common Stock offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our Class A Common Stock you should refer to the registration statement and its exhibits. Statements contained in this prospectus concerning any of our contracts, agreements or other documents are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investors” at www.cdevinc.com. The information we file with the SEC or contained on or accessible through our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part. You may also read and copy, at SEC prescribed rates, any document we file with the SEC, including the registration statement (and its exhibits) of which this prospectus is a part, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

Permian Resources Corporation

27,500,000 Class A common stock

Prospectus supplement

Active Book-Running Managers

J.P. Morgan	Citigroup

Truist Securities	Wells Fargo Securities

Co-Managers

Fifth Third Securities	Mizuho Securities	Pickering Energy Partners	Piper Sandler

PNC Capital Markets LLC	RBC Capital Markets	Stifel	TPH&Co.

March 7, 2023